                                                                   Exhibit 10.30


                                                                       MBP DRAFT
                                                                        11/12/99



                               U.S. $250,000,000

                    AMENDED AND RESTATED CREDIT AGREEMENT,

                         dated as of November __, 1999

                 (amending and restating the Credit Agreement,
                          dated as of June 24, 1998)

                                     among

                       SHIRE PHARMACEUTICALS GROUP, plc,
                                as the Parent,

                                SHIRE PARTNERS
                            SHIRE LABORATORIES INC.
                              SHIRE RICHWOOD INC.
                            SHIRE SUPPLIES U.S. LLC
                      ROBERTS PHARMACEUTICAL CORPORATION,
                               as the Borrowers,

                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,

                          DLJ CAPITAL FUNDING, INC.,
      as the Administrative Agent and Syndication Agent for the Lenders.



                                  ARRANGED BY

                           DLJ CAPITAL FUNDING, INC.

                               TABLE OF CONTENTS
                               -----------------

Section                                                                    Page

                   ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

1.1.      Defined Terms .......................................................3
1.2.      Use of Defined Terms ...............................................24
1.3.      Cross-References ...................................................24
1.4.      Accounting and Financial Determinations ............................25
1.5.      Use of the Term "Borrower" .........................................25

               ARTICLE II COMMITMENTS, BORROWING AND ISSUANCE
                   PROCEDURES, NOTES AND LETTERS OF CREDIT

2.1.      Commitments ........................................................25
2.1.1.    Term Loan Commitment ...............................................25
2.1.2.    Revolving Loan Commitment ..........................................26
2.1.3.    Letter of Credit Commitment ........................................27
2.1.4.    Lenders Not Permitted or Required To Make Loans ....................27
2.1.5.    Issuer Not Permitted or Required to Issue Letters of Credit ........27
2.2.      Reduction of the Commitment Amounts ................................28
2.2.1.    Optional ...........................................................28
2.2.2.    Mandatory ..........................................................28
2.3.      Borrowing Procedures and Funding Maintenance .......................28
2.4.      Continuation and Conversion Elections ..............................29
2.5.      Funding ............................................................29
2.6.      Issuance Procedures ................................................29
2.6.1.    Other Lenders' Participation .......................................30
2.6.2.    Disbursements; Conversion to Revolving Loans .......................30
2.6.3.    Reimbursement ......................................................30
2.6.4.    Deemed Disbursements ...............................................31
2.6.5.    Nature of Reimbursement Obligations ................................31
2.7.      Registered Notes ...................................................32

             ARTICLE III REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.      Repayments and Prepayments; Application ............................33
3.1.1.    Repayments and Prepayments .........................................33
3.1.2.    Application ........................................................35
3.2.      Interest Provisions ................................................35
3.2.1.    Rates ..............................................................35
3.2.2.    Post-Maturity Rates ................................................36
3.2.3.    Payment Dates ......................................................36
3.3.      Fees ...............................................................37
3.3.1.    Commitment Fee .....................................................37

3.3.2.     Administrative Agent Fee ..........................................37
3.3.3.     Letter of Credit Fee ..............................................37

                ARTICLE IV CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.       LIBO Rate Lending Unlawful ........................................37
4.2.       Deposits Unavailable ..............................................38
4.3.       Increased LIBO Rate Loan Costs, etc ...............................38
4.4.       Funding Losses ....................................................38
4.5.       Increased Capital Costs ...........................................39
4.6.       Taxes .............................................................39
4.7.       Payments, Computations, etc .......................................40
4.8.       Sharing of Payments ...............................................41
4.9.       Setoff ............................................................42

          ARTICLE V CONDITIONS TO RESTATEMENT EFFECTIVENESS AND CREDIT
                                   EXTENSIONS

5.1.       Effectiveness and Initial Credit Extension ........................42
5.1.1.     Resolutions, etc. .................................................42
5.1.2.     Delivery of Notes .................................................43
5.1.3.     Consummation of Transaction .......................................43
5.1.4.     Restatement Effective Date Certificate ............................43
5.1.5.     Payment of Outstanding Indebtedness, etc ..........................43
5.1.6.     Guaranties ........................................................43
5.1.7.     Pledge Agreements .................................................44
5.1.8.     Security Agreements ...............................................45
5.1.9.     [Intentionally Omitted] ...........................................46
5.1.10.    Mortgages .........................................................46
5.1.11.    Financial Information, etc ........................................47
5.1.12.    Litigation ........................................................47
5.1.13.    Material Adverse Effect ...........................................47
5.1.14.    Insurance .........................................................47
5.1.15.    Solvency Certificate ..............................................48
5.1.16.    [Intentionally Omitted] ...........................................48
5.1.17.    Perfection Certificate ............................................48
5.1.18.    Agent for Service of Process ......................................48
5.1.19.    [Intentionally Omitted] ...........................................48
5.1.20.    Opinions of Counsel ...............................................48
5.1.21.    Closing Fees, Expenses, etc .......................................48
5.1.22.    Satisfactory Legal Form ...........................................48
5.1.23.    UCC Filing Service ................................................49
5.1.24.    Syndication .......................................................49
5.2.       All Credit Extensions .............................................49
5.2.1.     Compliance with Warranties, No Default, etc .......................49

5.2.2.     Credit Extension Request ..........................................50
5.3.       Conditions Precedent to Borrowing of Revolving Loans and
           Issuance of Letters of Credit .....................................50

                    ARTICLE VI REPRESENTATIONS AND WARRANTIES

6.1.       Organization, etc .................................................50
6.2.       Due Authorization, Non-Contravention, etc .........................50
6.3.       Government Approval, Regulation, etc ..............................51
6.4.       Validity, etc .....................................................51
6.5.       Financial Information .............................................51
6.6.       No Material Adverse Effect ........................................52
6.7.       Litigation, Labor Controversies, etc ..............................52
6.8.       Subsidiaries ......................................................52
6.9.       Ownership of Properties ...........................................52
6.10.      Taxes .............................................................52
6.11.      Pension and Welfare Plans .........................................52
6.12.      Environmental Warranties ..........................................53
6.13.      Regulations  U and X ..............................................54
6.14.      Accuracy of Information ...........................................54
6.15.      Solvency ..........................................................54
6.16.      Year 2000 .........................................................55

                             ARTICLE VII COVENANTS

7.1.       Affirmative Covenants .............................................55
7.1.1.     Financial Information, Reports, Notices, etc ......................55
7.1.2.     Compliance with Laws, etc .........................................57
7.1.3.     Maintenance of Properties .........................................57
7.1.4.     Insurance .........................................................57
7.1.5.     Books and Records .................................................57
7.1.6.     Environmental Covenant ............................................58
7.1.7.     Future Subsidiaries ...............................................58
7.1.8.     Future Leased Property and Future Acquisitions of Real Property;
           Future Acquisition of Other Property ..............................59
7.1.9.     Use of Proceeds, etc ..............................................60
7.1.10.    Undertaking .......................................................60
7.2.       Negative Covenants ................................................61
7.2.1.     Business Activities ...............................................61
7.2.2.     Indebtedness ......................................................61
7.2.3.     Liens .............................................................62
7.2.4.     Financial Covenants ...............................................63
7.2.5.     Investments .......................................................64
7.2.6.     Restricted Payments, etc ..........................................64
7.2.7.     Capital Expenditures, etc. ........................................65

7.2.8.     Consolidation, Merger, etc ........................................65
7.2.9.     Asset Dispositions, etc ...........................................66
7.2.10.    Transactions with Affiliates ......................................67
7.2.11.    Negative Pledges, Restrictive Agreements, etc .....................67
7.2.12.    Sale and Leaseback ................................................68
7.2.13.    Limitation on Certain Liens on Intellectual Property Licenses .....68

                         ARTICLE VIII EVENTS OF DEFAULT

8.1.       Listing of Events of Default ......................................68
8.1.1.     Non-Payment of Obligations ........................................68
8.1.2.     Breach of Warranty ................................................68
8.1.3.     Non-Performance of Certain Covenants and Obligations ..............69
8.1.4.     Non-Performance of Other Covenants and Obligations ................69
8.1.5.     Default on Other Indebtedness .....................................69
8.1.6.     Judgments .........................................................69
8.1.7.     Pension Plans .....................................................69
8.1.8.     Change in Control .................................................69
8.1.9.     Bankruptcy, Insolvency, etc .......................................69
8.1.10.    Impairment of Security, etc .......................................70
8.2.       Action if Bankruptcy ..............................................70
8.3.       Action if Other Event of Default ..................................71

                             ARTICLE IX THE AGENTS

9.1.       Actions ...........................................................71
9.2.       Funding Reliance, etc .............................................72
9.3.       Exculpation .......................................................72
9.4.       Successor .........................................................72
9.5.       Credit Extensions by each Agent ...................................73
9.6.       Credit Decisions ..................................................73
9.7.       Copies, etc .......................................................73

                       ARTICLE X MISCELLANEOUS PROVISIONS

10.1.      Waivers, Amendments, etc ..........................................74
10.2.      Notices ...........................................................75
10.3.      Payment of Costs and Expenses .....................................75
10.4.      Indemnification ...................................................76
10.5.      Survival ..........................................................77
10.6.      Severability ......................................................77
10.7.      Headings ..........................................................77
10.8.      Execution in Counterparts, Effectiveness, etc .....................77
10.9.      Governing Law; Entire Agreement ...................................78
10.10.     Successors and Assigns ............................................78
10.11.     Sale and Transfer of Loans and Notes; Participation in Loans
           and Notes .........................................................78

10.11.1.   Assignments .......................................................78
10.11.2.   Participations ....................................................79
10.12.     Confidentiality ...................................................80
10.13.     Other Transactions ................................................81
10.14.     Forum Selection and Consent to Jurisdiction .......................81
10.15.     Waiver of Jury Trial ..............................................82
10.16.     Release of Liens ..................................................83

SCHEDULE I      -     Disclosure Schedule
SCHEDULE II     -     Percentages and Administrative Information

EXHIBIT A-1     -     Form of Revolving Note
EXHIBIT A-2     -     Form of Term Note
EXHIBIT B-1     -     Form of Borrowing Request
EXHIBIT B-2     -     Form of Issuance Request
EXHIBIT C       -     Form of Continuation/Conversion Notice
EXHIBIT D       -     Form of Restatement Effective Date Certificate
EXHIBIT E       -     Form of Compliance Certificate
EXHIBIT F-1     -     Form of Parent Guaranty
EXHIBIT F-2     -     Form of Subsidiary Guaranty
EXHIBIT G-1     -     Form of Parent Pledge Agreement
EXHIBIT G-2     -     Form of Borrowers Pledge Agreement
EXHIBIT G-3     -     Form of Subsidiary Pledge Agreement
EXHIBIT H-1     -     Form of Parent Security Agreement
EXHIBIT H-2     -     Form of Borrowers Security Agreement
EXHIBIT H-3     -     Form of Subsidiary Security Agreement
EXHIBIT I       -     Form of Opinion of Counsel to the Obligors
EXHIBIT J       -     Form of Lender Assignment Agreement
EXHIBIT K       -     Form of Solvency Certificate
EXHIBIT L       -     Form of Perfection Certificate

                     AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November __, 1999, amending and restating the Existing Credit Agreement (as defined below), is among SHIRE PHARMACEUTICALS GROUP, plc, a public limited company organized under the laws of England and Wales (the "Parent"), SHIRE PARTNERS, a Delaware general
                                    ------
partnership ("Shire Partners"), SHIRE LABORATORIES INC., a Delaware corporation
              --------------
("Shire Laboratories"), SHIRE RICHWOOD INC., a Kentucky corporation ("Shire
  ------------------                                                  -----
Richwood"), SHIRE SUPPLIES U.S. LLC, a Delaware limited liability company
- --------
("Shire Supplies"), and ROBERTS PHARMACEUTICAL CORPORATION, a New Jersey
- ----------------
corporation ("Roberts"; Shire Partners, Shire Laboratories, Shire Richwood,
              -------
Shire Supplies and Roberts are each individually referred to as a "Borrower" and
                                                                   --------
collectively referred to as the "Borrowers"), the various financial institutions
                                 ---------
as are or may become parties hereto (collectively, the "Lenders"), DLJ CAPITAL
                                                        -------
FUNDING, INC. ("DLJ"), as administrative agent (the "Administrative Agent"),
                ---                                  --------------------
syndication agent (the "Syndication Agent"), lead arranger (the "Lead Arranger")
                        -----------------                        -------------
and sole book runner (the "Sole Book Runner") for the Lenders (the
                           ----------------
Administrative Agent and the Syndication Agent are collectively referred to herein as the "Agents" and each as an "Agent").
               ------                  -----


                             W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, dated as of June 24, 1998 (as heretofore amended, supplemented, amended and restated or otherwise modified and in effect prior to the Restatement Effective Date (such capitalized term, and other capitalized terms being used herein, to have the meanings provided in

Section 1.1, the "Existing Credit Agreement"), among Roberts, the various
- -----------       -------------------------
financial institutions (the "Existing Lenders") parties thereto on the
                             ----------------
Restatement Effective Date, DLJ, as syndication agent, First Union National Bank, as administrative agent, and Summit Bank, as documentation agent, the Existing Lenders provided to Roberts, on the terms and conditions set forth therein, term loans (the "Existing Term Loans") made on the Closing Date in an
                          -------------------
original principal amount of $125,000,000;

     WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of July 26, 1999 (the "Merger Agreement"), by and among the Parent, Roberts and
                       ----------------
Ruby Acquisition Sub Inc., a New Jersey corporation ("Acquisition Sub") and a
                                                      ---------------
newly-formed, direct, wholly-owned Subsidiary of the Parent, Acquisition Sub will merge (the "Merger") with and into Roberts, with Roberts continuing as the
                 ------
corporation surviving such Merger;

     WHEREAS, pursuant to the terms of the Merger Agreement, upon the effectiveness of the Merger, each issued and outstanding share of Capital Stock of Roberts, together with the associated Right (as defined in the Rights Agreement), will be converted into the right to receive from the Parent ordinary shares of the Parent or American Depository Shares of the Parent (each of which represents three ordinary shares of the Parent and is represented by American Depositary Receipts of the Parent), at an exchange ratio determined in accordance with the Merger Agreement (the Merger and the other transactions referred to in this recital are collectively referred to herein as the
                    -------
"Transaction");
- ------------

     WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended and restated in its entirety to become effective and binding on the Borrowers pursuant to the terms of this Agreement, with the intent that the terms of this Agreement shall supersede the terms of the Existing Credit Agreement;

     WHEREAS, in connection with amending and restating the Existing Credit Agreement and at the time of the effectiveness of such amendment and restatement, Credit Extensions from this Agreement shall be used, in part, to repay the entire outstanding amount of the Existing Term Loans on the Restatement Effective Date with proceeds of new Term Loans, and each of the Borrowers desires to obtain, pursuant to this Agreement, the following financing facilities from the Lenders:

           (a) a Term Loan Commitment pursuant to which Borrowings of Term Loans will be made to the Borrowers on the Restatement Effective Date in a maximum aggregate principal amount not to exceed $125,000,000;

           (b) a Revolving Loan Commitment (to include availability for Revolving Loans and Letters of Credit) pursuant to which Borrowings of Revolving Loans will be made to the Borrowers from time to time on and subsequent to the Restatement Effective Date but prior to the Revolving Loan Commitment Termination Date, in a maximum aggregate principal amount (together with all Letter of Credit Outstandings) not to exceed $125,000,000; and

           (c) a Letter of Credit Commitment pursuant to which the Issuer will issue Letters of Credit for the account of the Borrowers from time to time on and subsequent to the Restatement Effective Date but prior to the Revolving Loan Commitment Termination Date, in a maximum aggregate Stated Amount at any one time outstanding not to exceed $25,000,000 (provided, that the aggregate outstanding principal amount of all Revolving Loans and Letter of Credit Outstandings shall not at any time exceed the then existing Revolving Loan Commitment Amount); and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to so amend and restate
                                            ---------
the Existing Credit Agreement and to extend such Commitments and make such Loans available thereunder and described herein to the Borrowers and issue (or participate in) Letters of Credit for the account of the Borrowers;

     NOW, THEREFORE, the parties hereto agree to amend and restate the Existing Credit Agreement, and the Existing Credit Agreement is hereby amended and restated, as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

     SECTION  1.1  Defined Terms. The following terms (whether or not
                   -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Acquisition Sub" is defined in the second recital.
      ---------------                    --------------

     "Administrative Agent" is defined in the preamble.
      --------------------                    --------

     "Affiliate" of any Person means any other Person which, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 5% or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors or managing general partners, or
(ii)to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" and "Agents" are defined in the preamble.
      -----       ------                     --------

     "Agreement" means, on any date, this Amended and Restated Credit Agreement
      ---------
as originally in effect on the Restatement Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate
      -------------------
Loans, a fluctuating rate of interest per annum equal to the higher of (i) the rate of interest most recently announced by the Administrative Agent as its prime rate, and (ii) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1%. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

     "Applicable Commitment Fee" means a fee which shall accrue at the
      -------------------------
applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee" and opposite the level of the then current ratings published by S&P and Moody's for the Indebtedness of the Borrowers evidenced by the Notes issued under this
Agreement:

                                             Applicable
                   Rating                  Commitment Fee
                   ------                  --------------

          BBB- and Baa3 and higher              .300%

          BB+ and Ba1                           .375%

          below BB+ and Ba1                     .500%


The rating in effect at any date is that in effect at the close of business on such date. Changes in the Applicable Commitment Fee will take effect simultaneously with each announced change in the determination rating for the Indebtedness of the Borrowers evidenced by the Notes issued under this Agreement. If, at any time of determining the Applicable Commitment Fee, the credit rating assigned by S&P differs from the credit rating assigned by Moody's, the lower credit rating shall be used to determine the Applicable Commitment Fee. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Applicable Commitment Fee.

     "Applicable Margin" means, with respect to the unpaid principal amount of
      -----------------
each Loan maintained as a Base Rate Loan or LIBO Rate Loan, the applicable percentage per annum set forth below under the column for such type of Loan entitled "Applicable Margin for Base Rate Loans" or "Applicable Margin for LIBO Rate Loans", respectively, and opposite the level of the then current ratings published by S&P and Moody's for the Indebtedness of the Borrowers evidenced by the Notes issued under this Agreement:

                                            Applicable        Applicable
                                         Margin for Base   Margin for LIBO
                     Rating                 Rate Loans        Rate Loans
                     ------                 ----------        ----------

          BBB- / Baa3 and higher               0.50%             1.50%

          BB+ / Ba1                            0.75%             1.75%

          BB and Ba2                           1.00%             2.00%

          lower than BB or Ba2                 1.50%             2.50%

The rating in effect at any date is that in effect at the close of business on such date. Changes in the Applicable Margin will take effect simultaneously with each announced change in the determination rating for the Indebtedness of the Borrowers evidenced by the Notes issued under this Agreement. If, at any time of determining the Applicable Margin, the credit rating assigned by S&P differs from the credit rating assigned by Moody's, then the Applicable Margin will be determined as follows:

           (a) If the Indebtedness of the Borrowers evidenced by the Notes issued under this Agreement is rated (i) BB+ or higher by S&P or (ii) Ba1 or higher by Moody's, then the higher credit rating will be used to determine the Applicable Margin; provided, however, that (A) if the credit
                                      --------  -------
     rating assigned by S&P differs from the credit rating assigned by Moody's by two levels, then the Applicable Margin will be determined by reference to the credit rating which is one level below the higher credit rating and
     (B) if the credit rating assigned by S&P differs from the credit rating assigned by Moody's by three levels, then the Applicable Margin will be determined by reference to the credit rating which is two levels below the higher credit rating.

           (b) If the Indebtedness of the Borrowers evidenced by the Notes issued under this Agreement is rated (i) below BB+ by S&P and (ii) below Ba1 by Moody's, then the lower credit rating will be used to determine the Applicable Margin.

The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Applicable Margin.

     "Assignee Lender" is defined in Section 10.11.1.
      ---------------                ---------------

     "Assumed Indebtedness" means Indebtedness of a Person which is (i) in
      --------------------
existence at the time such Person becomes a Subsidiary of a Borrower or (ii) assumed in connection with an Investment in or acquisition of such Person, and has not been incurred or created by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of a Borrower.

     "Authorized Officer" means, relative to any Obligor, those of its officers
      ------------------
whose signatures and incumbency shall have been certified to the Agents and the Lenders pursuant to Section 5.1.1.
                    -------------

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate
      --------------
determined by reference to the Alternate Base Rate.

     "Borrower" and"Borrowers" are defined in the preamble.
      --------      ---------                     --------

     "Borrowers Pledge Agreement" means the Pledge Agreement executed and
      --------------------------
delivered by an Authorized Officer of each of the Borrowers pursuant to Section
                                                                        -------
5.1.7, substantially in the form of Exhibit G-2 hereto, as amended,
- -----                               -----------
supplemented, amended and restated or otherwise modified from time to time.

     "Borrowers Security Agreement" means the Security Agreement executed and
      ----------------------------
delivered by an Authorized Officer of each of the Borrowers pursuant to Section
                                                                        -------
5.1.8, substantially in the
- -----
form of Exhibit H-2 hereto, as amended, supplemented, amended and restated or
        -----------
otherwise modified from time to time.

     "Borrowing" means the borrowing of the Loans of the same type made to the
      ---------
same Borrower and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.
                                     -----------

     "Borrowing Request" means a loan request and certificate duly executed by
      -----------------
an Authorized Officer of the applicable Borrower, substantially in the form of

Exhibit B-1 hereto.
- -----------

     "Business Day" means (i) any day which is neither a Saturday or Sunday nor
      ------------
a legal holiday on which banks are authorized or required to be closed in New York, New York, and (ii) with respect to Borrowings of, Interest Periods with respect to, payments of principal and interest in respect of, and conversions of Base Rate Loans into, LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capital Expenditures" means, with respect to any Person for any applicable
      --------------------
period, the sum (without duplication) of (i) the aggregate amount of all expenditures of such Person and its Subsidiaries determined on a consolidated basis for tangible fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (ii) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

     "Capital Stock" means with respect to any Person, (i) any and all shares,
      -------------
interests, participations or other equivalents of or interests in (however designated) corporate or capital stock, including shares of preferred or preference stock of such Person, (ii) all partnership interests (whether general or limited) in such Person, (iii) all membership interests or limited liability company or partnership interests in such Person, and (iv) all other equity or ownership interests in such Person of any other type.

     "Capitalized Lease Liabilities" means with respect to any Person for any
      -----------------------------
applicable period, all monetary obligations of such Person and its Subsidiaries determined on a consolidated basis under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, at any time:
      --------------------------

           (a) any evidence of Indebtedness, maturing not more than two years after such time, issued or guaranteed or insured by the United States Government or any agency thereof;

           (b) bonds and other obligations of a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia, maturing not more than two years from the date of issue, and rated AAA by S&P or Aaa by Moody's;

           (c) commercial paper, maturing not more than nine months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's, or (ii) any Lender (or its holding company);

           (d) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender;

           (e) money market funds having no restrictions on liquidation rights and whose sole investments are comprised of investments permitted under clauses (a) through (c); or
     -----------         ---

           (f) in the case of the Parent or any Subsidiary of the Parent organized in a jurisdiction outside the United States: (i) direct obligations of the sovereign nation (or any agency thereof) in which the Parent or such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof) or (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which
                  -----------         ---
     investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign ratings agencies.

     "Casualty Event" means, with respect to any Person, the damage, destruction
      --------------
or condemnation, as the case may be, of any property of such Person.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and
      ------
Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation
      -------
Liability Information System List.

     "Change in Control" means (i) the failure of the Parent to own, directly or
      -----------------
indirectly, free and clear of all Liens or other encumbrances (other than as permitted under the Loan

Documents), all right, title and interest in 100% of the outstanding shares of voting Capital Stock of each of its direct and indirect Subsidiaries (other than a nominal number of qualifying shares) or (ii) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of greater than 30% of the outstanding shares of voting Capital Stock of the Parent on a fully diluted basis.

     "Closing Date" means the date the Existing Term Loans were made, which
      ------------
occurred on June 24, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or
      ----
otherwise modified from time to time.

     "Commitment" means, as the context may require, a Lender's Revolving Loan
      ----------
Commitment, Term Loan Commitment or Letter of Credit Commitment.

     "Commitment Amount" means, as the context may require, the Revolving Loan
      -----------------
Commitment Amount, the Term Loan Commitment Amount or the Letter of Credit Commitment Amount.

     "Commitment Termination Date" means, as the context may require, the
      ---------------------------
Revolving Loan Commitment Termination Date or the Term Loan Commitment Termination Date.

     "Commitment Termination Event" means (i) the occurrence of any Event of
      ----------------------------
Default described in clauses (a) through (d) of Section 8.1.9, or (ii) the
                     -----------         ---    -------------
occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (y)
                                                           -----------
in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Parent that the Commitments have been terminated.

     "Compliance Certificate" means a certificate duly completed and executed by
      ----------------------
the chief financial Authorized Officer of the Parent, substantially in the form of Exhibit E hereto.

     "Contingent Liability" means any agreement, undertaking or arrangement by
      --------------------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of Capital Stock of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or
      ------------------------------
conversion and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit C hereto.
                                                  ---------

     "Controlled Group" means all members of a controlled group of corporations
      ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Parent or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

     "Copyright Security Agreement" means any Copyright Security Agreement
      ----------------------------
executed and delivered by an Obligor in substantially the form of Exhibit C to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Credit Extension" means, as the context may require,
      ----------------

           (a)  the making of a Loan by a Lender; or

           (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by the Issuer.

     "Credit Extension Request" means, as the context may require, any Borrowing
      ------------------------
Request or Issuance Request.

     "Debt" means the outstanding principal amount of all Indebtedness of the
      ----
Parent and its Subsidiaries of the nature referred to in clauses (a), (b), (c),
                                                         -----------  ---  ---
and (f) of  the definition of "Indebtedness" plus (without duplication) the
    ---                        ------------
aggregate amount of all Contingent Liabilities.

     "Default" means any Event of Default or any condition, occurrence or event
      -------
which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disbursement" is defined in Section 2.6.2.
      ------------               --------------

     "Disbursement Date" is defined in Section 2.6.2.
      -----------------                -------------

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
      -------------------
Schedule I, as it may be amended, supplemented or otherwise modified from time
- ----------
to time by the Borrowers with the written consent of the Administrative Agent and the Required Lenders.

     "DLJ" is defined in the preamble.
      ---                    --------

     "Dollar" and the sign "$" mean lawful money of the United States.
      ------                -

     "Domestic Office" means, relative to any Lender, the office of such Lender
      ---------------
designated as such as set forth opposite its name on Schedule II hereto under
                                                     -----------
the applicable column heading or as set forth in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "EBITDA" means, with respect to the Parent and its Subsidiaries, for any
      ------
applicable period, the sum (without duplication), determined on a consolidated basis, of

           (a)  Net Income,

plus
- ----

           (b) the amount deducted in determining Net Income representing non-cash charges or expenses, including depreciation and amortization (excluding any non-cash charges representing an accrual of or reserve for cash charges to be paid within the next twenty-four months), plus
- ----

           (c) the amount deducted in determining Net Income representing income taxes (whether paid or deferred),

plus
- ----

           (d) the amount deducted in determining Net Income representing Interest Expense and fees and expenses incurred in connection with the Transaction, including (without duplication) all non-recurring restructuring or consolidation charges incurred in connection with the Transaction to be recorded in the fourth Fiscal Quarter of the 1999 Fiscal Year in an amount not to exceed $125,000,000, minus
- -----

           (e) an amount equal to the amount of all non-cash credits included in determining Net Income.

     "Environmental Laws" means all applicable federal, state or local statutes,
      ------------------
laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 8.1.
      ----------------                -----------

     "Existing Credit Agreement" is defined in the first recital.
      -------------------------                    -------------

     "Existing Lenders" is defined in the first recital.
      ----------------                    -------------

     "Existing Term Loans" is defined in the first recital.
      -------------------                    -------------

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per
      ------------------
annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential fee letter, dated November __, 1999,
      ----------
among the Parent and DLJ, which sets forth certain fees to be paid in connection with this Agreement.

     "Fiscal Quarter" means any fiscal quarter of any Fiscal Year.
      --------------

     "Fiscal Month" means any fiscal month of any Fiscal Year.
      ------------

     "Fiscal Year" means any twelve-month period ending on December 31 of any
      -----------
calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System
      ------------
or any successor thereto.

     "GAAP" is defined in Section 1.4.
      ----                -----------

     "Guaranties" means, collectively, the Parent Guaranty and the Subsidiary
      ----------
Guaranty and each other guaranty delivered from time to time pursuant to the terms of this Agreement.

     "Guarantor" means, on the Restatement Effective Date, the Parent and each
      ---------
direct or indirect

Subsidiary of the Parent that is not a Borrower and, thereafter, each direct or indirect Subsidiary of the Parent that is required, pursuant to clause (a) of
                                                                ----------
Section 7.1.7, to execute and deliver a Guaranty or a supplement to the
- -------------
Guaranty.

     "Hazardous Material" means (i) any "hazardous substance", as defined by
      ------------------
CERCLA, (ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum product, or (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Law.

     "Hedging Obligations" means, with respect to any Person, all liabilities of
      -------------------
such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in
      ------    ------    ------    ---------
this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Impermissible Qualification" means, relative to the opinion or
      ---------------------------
certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification
(i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement, or
(iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.
                                           -------------

     "including" means including without limiting the generality of any
      ---------
description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis
                                                               ---------------
shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication
      ------------

           (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

           (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

           (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

           (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined, except for deferred income and franchise taxes;

           (e)  net liabilities of such Person under all Hedging Obligations;

           (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

           (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable for such Indebtedness.

     "Indemnified Liabilities" is defined in Section 10.4.
      -----------------------                ------------

     "Indemnified Parties" is defined in Section 10.4.
      -------------------                ------------

     "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the
      -----------------------
ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

           (a)  EBITDA for all such Fiscal Quarters;

to
- --

           (b)  the cash portion of Interest Expense for all such Fiscal
     Quarters;

provided, however, that for purposes of calculating the Interest Coverage Ratio, EBITDA in respect of the Transaction shall be computed (on a good faith basis by the chief financial

Authorized Officer of the Parent) on a pro forma basis for such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

     "Interest Expense" means, for any applicable period, the aggregate
      ----------------
consolidated interest expense of the Parent and its Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

     "Interest Period" means, relative to any LIBO Rate Loan, the period
      ---------------
beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4
                                                              -----------    ---
and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the applicable Borrower may select in its relevant notice pursuant to Section 2.3 or
                                                                  -----------
2.4; provided, however, that
- --- ---------  -------

           (a) no more than ten Interest Periods shall be in effect at any one time;

           (b) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the following Business Day (unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day); and

           (c) no Interest Period for any Loan may extend beyond the Stated Maturity Date.

     "Investment" means, relative to any Person, (i) any loan or advance made by
      ----------
such Person to any other Person (excluding (x) commission, travel and similar advances to officers and employees made in the ordinary course of business or
(y) ordinary trade debt (in the nature of open accounts payable) extended in the ordinary course of business on customary terms), (ii) any Contingent Liability of such Person, and (iii) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon, whether by means of dividend, distribution or otherwise (and without adjustment by reason of the financial condition of such other Person), and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Issuance Request" means a Letter of Credit request and certificate duly
      ----------------
executed by an Authorized Officer of the applicable Borrower, in substantially the form of Exhibit B-2 hereto.
            -----------

     "Issuer" means the Administrative Agent, in its capacity as Issuer of
      ------
Letters of Credit and any other Lender as may be designated by the Borrowers (and consented to by the Administrative Agent and such Lender, such consent by the Administrative Agent not to be unreasonably withheld) in its capacity as Issuer of Letters of Credit.

     "Lead Arranger" means DLJ Capital Funding, Inc.
      -------------

     "Lender Assignment Agreement" means a Lender Assignment Agreement
      ---------------------------
substantially in the form of Exhibit J hereto.
                             ---------

     "Lenders" is defined in the preamble.
      -------                    --------

     "Letter of Credit" is defined in Section 2.1.3.
      ----------------                -------------

     "Letter of Credit Commitment" means, with respect to the Issuer, the
      ---------------------------
Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3 and,
                                                           -------------
with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.
            -------------

     "Letter of Credit Commitment Amount" means, on any date, a maximum amount
      ----------------------------------
of $25,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.
- -----------

     "Letter of Credit Outstandings" means, on any date, an amount equal to the
      -----------------------------
sum of

           (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit (whether or not the conditions to drawing thereunder could be satisfied on such date), plus
- ----

           (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of such Letters of Credit.

     "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of
      --------------

           (a) total Debt less unrestricted cash and Cash Equivalent Investments of the Parent and its Subsidiaries on a consolidated basis outstanding at such time;

to
- --

           (b) EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date (provided, that, for purposes of
                                              --------
     calculating EBITDA of the

     Parent and its Subsidiaries for any period, the actual EBITDA of any Subsidiary created or acquired at any time during such period shall be included on a pro forma basis as if such Subsidiary were created or
                   --- -----
     acquired on the first date of such period);

provided, however, that for purposes of calculating the Leverage Ratio, EBITDA
- --------  -------
in respect of the Transaction shall be computed (on a good faith basis by the chief financial Authorized Officer of the Parent) on a pro forma basis for such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the
      ---------
rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/100 of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Administrative Agent and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an
      --------------
Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made,
      ----------------------------
continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/100 of 1%) determined by the Administrative Agent as follows:

        LIBO Rate           =              LIBO Rate
                             -------------------------------------------------
     (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserved Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR Office" means, relative to any Lender, the office of such Lender
      ------------
designated as such as set forth opposite its name on Schedule II hereto under
                                                     -----------
the applicable column heading or as set forth in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO
      ------------------------
Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (to the extent applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

     "Lien" means any security interest, mortgage, pledge, hypothecation,
      ----
assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan" means, as the context may require, a Revolving Loan or a Term Loan,
      ----
of any type.

     "Loan Document" means this Agreement, the Notes, the Letters of Credit,
      -------------
each Rate Protection Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender relating to Hedging Obligations of any Borrower or any of their respective Subsidiaries, each Borrowing Request, each Issuance Request, the Fee Letter, each Pledge Agreement, each Guaranty, each Mortgage (upon execution and delivery thereof), each Security Agreement and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

     "Material Adverse Effect" means (a) a material adverse effect on the
      -----------------------
financial condition, operations, assets, business, properties or prospects of the Parent and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Parent, any Borrower or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Issuer, the Agents, the Lead Arranger or the Lenders under this Agreement or any other Loan Document.

     "Merger" is defined in the second recital.
      ------                    --------------

     "Merger Agreement" is defined in the second recital.
      ----------------                    --------------

     "Moody's" means Moody's Investors Service, Inc. or any successor thereto.
      -------

     "Mortgage" means, collectively, each mortgage or deed of trust or leasehold
      --------
mortgage executed and delivered pursuant to Section 5.1.10 or Section 7.1.8, in
                                            --------------    -------------
form and substance reasonably satisfactory to the Agents, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Net Casualty Proceeds" means, with respect to any Casualty Event, the
      ---------------------
gross amount of all insurance proceeds or condemnation awards received by the Person suffering such Casualty Event as a result of such Casualty Event.

     "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance
      -----------------
by the Parent or any of its Subsidiaries of any Debt (other than Debt permitted by Section 7.2.2), the excess of:
   -------------       ------

           (a) the gross cash proceeds received by such Person from such incurrence, sale or issuance,

over
- ----

           (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance, including any reasonable up-front fees and expenses incurred in connection with any required Hedging Obligation; provided such Hedging Obligation relates solely to the new Debt incurred
     --------
     pursuant to such incurrence, sale or issuance.

     "Net Disposition Proceeds" means, with respect to any sale, transfer or
      ------------------------
other disposition of any assets of the Parent or any of its Subsidiaries (other than any inventory sold in the ordinary course of such Person's business or as permitted pursuant to clause (a) of Section 7.2.9), the excess of:
                      ----------    -------------       ------

           (a) the gross cash proceeds, including Net Casualty Proceeds, received by such Person from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to such Person in respect thereof, over
- ----

           (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Parent or any of its Subsidiaries (in good faith) to be payable in cash in connection with such sale, transfer or other disposition (including any costs and expenses actually paid or incurred relating to compliance with Environmental Laws), and (iii) payments made by the Parent or any of its Subsidiaries to retire Indebtedness (other than the Loans) of such Person where payment of such Indebtedness is required in connection with such sale, transfer or other disposition;

provided, however, that if, after the payment of all taxes with respect to such
- --------  -------
sale, transfer or other disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount actually paid in cash
            --------------
in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (b) of Section
                                                      ----------    -------
3.1.1, as Net Disposition Proceeds.
- -----

     "Net Equity Proceeds" means, with respect to the sale or issuance by the
      -------------------
Parent or any of its Subsidiaries to any Person of any of its Capital Stock or any warrants or options with respect to its Capital Stock or the exercise of any such warrants or options after the Restatement Effective Date (other than pursuant to any subscription agreement, incentive plan or similar arrangement with any officer, employee or director of the Parent or any of its Subsidiaries) the excess of:
    ------

           (a) the gross cash proceeds received from such sale, exercise or issuance,

     over
     ----

           (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

     "Net Income" means, for any period, the aggregate of all amounts which, in
      ----------
accordance with GAAP, would be included as net income of the Parent and its Subsidiaries for such period on a consolidated basis, including extraordinary gains or losses.

     "Net Worth" means the consolidated net worth of the Parent and its
      ---------
Subsidiaries, determined in accordance with GAAP.

     "Non-U.S. Subsidiary" means any Subsidiary of the Parent other than a U.S.
      -------------------
Subsidiary.

     "Note" means, as the context may require, a Revolving Note or a Term Note.
      ----

     "Obligations" means all obligations (monetary or otherwise) of the Parent,
      -----------
the Borrowers and each other Obligor arising under or in connection with this Agreement, any Rate Projection Agreement, the Notes, each Letter of Credit and each other Loan Document.

     "Obligor" means the Parent, each Borrower, any Guarantor or any other
      -------
Person (other than any Agent, the Lead Arranger or any Lender) obligated under, or otherwise a party to, any Loan Document.

     "Organic Document" means, relative to any Obligor, its certificate or
      ----------------
articles of incorporation or association, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability company agreement and all other documents of a comparable nature and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests, or authorized shares of Capital Stock or other ownership interests.

     "Parent" is defined in the preamble.
      ------

     "Parent Guaranty" means the Guaranty executed and delivered by the Parent
      ---------------
pursuant to Section 5.1.6, substantially in the form of Exhibit F-1 hereto, as
            -------------                               -----------
amended, supplemented, amended and restated or otherwise modified from time to time.

     "Parent Pledge Agreement" means the Pledge Agreement executed and delivered
      -----------------------
by an Authorized Officer of the Parent pursuant to Section 5.1.7, substantially
                                                   -------------
in the form of Exhibit G-1 hereto, as amended, supplemented, amended and
               -----------
restated or otherwise modified from time to time.

     "Parent Security Agreement" means the Security Agreement executed and
      -------------------------
delivered by the Parent pursuant to Section 5.1.8 or clause (a) of Section
                                    -------------    ----------    -------
7.1.7, substantially in the form of Exhibit H-1 hereto, in each case as amended,
                                    -----------
supplemented, amended and restated or otherwise modified from time to time.

     "Participant" is defined in Section 10.11.2.
      -----------                ---------------

     "Patent Security Agreement" means any Patent Security Agreement executed
      -------------------------
and delivered by an Obligor in substantially the form of Exhibit A to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section
      ------------
3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in section 4001(a)(3) of ERISA), and to which any Borrower or any of its Subsidiaries or any corporation, trade or business that is, along with any Borrower or any of its Subsidiaries, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Lender, the applicable percentage
      ----------
relating to the Commitment or the Loans, as the case may be, set forth opposite its name on Schedule II hereto or set forth in the Lender Assignment Agreement,
            -----------
as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.
                      -------------

     "Perfection Certificate" means the Perfection Certificate executed and
      ----------------------
delivered by an Authorized Officer of the Parent pursuant to Section 5.1.17,
                                                             --------------
substantially in the form of Exhibit L hereto, as amended, supplemented, amended
                             ---------
and restated or otherwise modified from time to time.

     "Permitted Liens" is defined in Section 7.2.3.
      ---------------                -------------

     "Person" means any natural person, corporation, partnership, limited
      ------
liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.
      ----

     "Pledge Agreement" means, as the context may require, the Parent Pledge
      ----------------
Agreement, the Borrowers Pledge Agreement and/or the Subsidiary Pledge
Agreement.

     "Pro Forma Balance Sheet" is defined in clause (b) of Section 5.1.11.
      -----------------------                ----------    --------------

     "Quarterly Payment Date" means the last day of each March, June, September
      ----------------------
and December, or, if any such day is not a Business Day, the next succeeding Business Day, commencing with March 31, 2000.

     "Rate Protection Agreement" means, collectively, any interest rate swap,
      -------------------------
cap, collar or similar agreement entered into by the Parent or any of its Subsidiaries in respect of the Loans pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "Register" is defined in clause (b)(i) of Section 2.6.
      --------                -------------    -----------

     "Reimbursement Obligation" is defined in Section 2.6.3.
      ------------------------                -------------

     "Related Fund" means, with respect to any Lender which is a fund that
      ------------
invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Release" means a "release", as such term is defined in CERCLA.
      -------

     "Required Lenders" means, at any time, (i) prior to the date of the making
      ----------------
of the initial Credit Extensions hereunder, Lenders having at least 51% of the sum of the Commitments, and (ii) on and after the date of the initial Credit Extension, Lenders holding at least 51% of the Total Exposure Amount.

     "Resource Conservation and Recovery Act" means the Resource Conservation
      --------------------------------------
and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to
                                          -- ---
time.

     "Restatement Effective Date" means the date when all of the conditions set
      --------------------------
forth in Section 5.1 shall have been satisfied.
         -----------

     "Restatement Effective Date Certificate" means a certificate of an
      --------------------------------------
Authorized Officer of the Parent substantially in the form of Exhibit D hereto,
                                                              ---------
delivered pursuant to Section 5.1.4.
                      -------------

     "Revolving Loan" is defined in clause (a)(i) of Section 2.1.2.
      --------------                --------------   -------------

     "Revolving Loan Commitment" is defined in clause (a)(i) of Section 2.1.2.
      -------------------------                -------------    -------------

     "Revolving Loan Commitment Amount" means, on any date, $125,000,000, as
      --------------------------------
such amount may be increased from time to time pursuant to clause (b) of Section
                                                           ----------    -------
2.1.2 or reduced from time to time pursuant to Section 2.2.
- -----                                          -----------

     "Revolving Loan Commitment Termination Date" means the earliest of (i)
      ------------------------------------------
January 31, 2000, if the Term Loans have not been made on or prior to such date,
(ii) the fifth anniversary of the Restatement Effective Date, (iii) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2, and (iv) the date on which any Commitment
                 -----------
Termination Event occurs.

     "Revolving Note" means a promissory note of any Borrower payable to any
      --------------
Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note
                                     -----------
may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Rights Agreement" means the Rights Agreement, dated as of December 16,
      ----------------
1996, between Roberts and Continental Stock Transfer & Trust Company.

     "Roberts" is defined in the preamble.
      -------                    --------

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill,
      ---
Inc. or any successor thereto.

     "Secured Parties" means, collectively, the Lenders, the Agents and all
      ---------------
Affiliates of the Lenders which may be party to any Loan Document (including any Rate Protection Agreement).

     "Security Agreement" means, as the context may require, the Parent Security
      ------------------
Agreement, the Borrowers Security Agreement, and/or the Subsidiary Security Agreement.

     "Shire Laboratories" is defined in the preamble.
      ------------------                    --------

     "Shire Partners" is defined in the preamble.
      --------------                    --------

     "Shire Richwood" is defined in the preamble.
      --------------                    --------

     "Shire Supplies" is defined in the preamble.
      --------------                    --------

     "Sole Book Runner" is defined in the preamble.
      ----------------                    --------

     "Solvency Certificate" means a certificate of the chief financial
      --------------------
Authorized Officer of the Parent substantially in the form of Exhibit K hereto,
                                                              ---------
delivered pursuant to Section 5.1.15.
                      --------------

     "Solvent" means, with respect to any Person on a particular date, that on
      -------
such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including Contingent Liabilities, of such Person,
(ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(iv) such Person is not engaged in business or a transaction, and such person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Stated Amount" of each Letter of Credit means the total amount available
      -------------
to be drawn under such Letter of Credit upon the issuance thereof.

     "Stated Expiry Date" is defined in Section 2.6.
      ------------------                -----------

     "Stated Maturity Date" means, with respect to all Loans, the fifth
      --------------------
anniversary of the Restatement Effective Date or, in the case such day is not a Business Day, the first Business Day following such day.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, limited liability company or other business entity of which more than 50% of the outstanding Capital Stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock or other ownership interest of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Subsidiary Guaranty" means the Guaranty executed and delivered by each
      -------------------
Guarantor (other than the Parent) pursuant to Section 5.1.6, substantially in
                                              -------------
the form of Exhibit F-2 hereto, as amended, supplemented, amended and restated
            -----------
or otherwise modified from time to time.

     "Subsidiary Pledge Agreement" means the Pledge Agreement executed and
      ---------------------------
delivered by each Guarantor (other than the Parent) pursuant to clause (c) of
                                                                ----------
Section 5.1.7 or clause (b) of Section 7.1.7, substantially in the form of
- -------------    -----------   -------------
Exhibit G-3 hereto, in each case as amended, supplemented, amended and restated
- -----------
or otherwise modified from time to time.

     "Subsidiary Security Agreement" means the Security Agreement executed and
      -----------------------------
delivered by each Guarantor  (other than the Parent) pursuant to Section 5.1.8
                                                                 -------------
or clause (a) of Section 7.1.7, substantially in the form of Exhibit H-3 hereto,
   ----------    -------------                               -----------
in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Syndication Agent" is defined in the preamble.
      -----------------                    --------

     "Taxes" is defined in Section 4.6.
      -----                -----------

     "Term Loan" is defined in of Section 2.1.1.
      ---------                   -------------

     "Term Loan Commitment" is defined in Section 2.1.1.
      --------------------                -------------

     "Term Loan Commitment Amount" means $125,000,000.
      ---------------------------

     "Term Loan Commitment Termination Date" means the earliest of (i) January
      -------------------------------------
31, 2000, if the Term Loans have not been made on or prior to such date, (ii) the Restatement Effective Date (immediately after the making of the Term Loans on such date), and (iii) the date on which any Commitment Termination Event occurs.

     "Term Note" means a promissory note of any Borrower payable to the order of
      ---------
any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be
                           -----------
amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Total Exposure Amount" means, on any date of determination, the then
      ---------------------
outstanding principal amount of all Term Loans and the then effective Revolving Loan Commitment Amount or, in the event that the Revolving Loan Commitment shall have expired or been terminated, the sum of the aggregate principal amount of all Revolving Loans outstanding at such time and Letter of Credit Outstandings at such time.

     "Trademark Security Agreement" means any Trademark Security Agreement
      ----------------------------
executed and delivered by an Obligor in substantially the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Transaction" is defined in the third recital.
      -----------                    -------------

     "type" means, relative to any Loan, the portion thereof, if any, being
      ----
maintained as a Base Rate Loan or a LIBO Rate Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in
      ---
the State of New York.

     "United States" or "U.S." means the United States of America, its fifty
      -------------      ----
States and the District of Columbia.

     "U.S. Subsidiary" means any Subsidiary of the Parent organized under the
      ---------------
laws of the United States or any state, possession or commonwealth thereof.

     "Waiver" means any agreement in favor of the Administrative Agent for the
      ------
benefit of the Lenders waiving a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, in form and substance reasonably satisfactory to the Administrative Agent.

     "Welfare Plan" means a "welfare plan", as such term is defined in section
      ------------
3(1) of ERISA (other than a multi-employer plan as defined in Section 4001
(a)(3) of ERISA).

     "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary
      -----------------------
of such Person all of the Capital Stock (including all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

     SECTION I.2.  Use of Defined Terms.  Unless otherwise defined or the
                   --------------------
context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion

Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION I.3.  Cross-References.  Unless otherwise specified, references in
                   ----------------
this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION I.4.  Accounting and Financial Determinations.  Unless otherwise
                   ---------------------------------------
specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial
                            --------------
statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") as in
                                                                  ----
effect in the United States on September 30, 1999.

     SECTION I.5.  Use of the Term "Borrower".  Whenever the term "the
                   --------------------------
Borrowers" is used in this Agreement, such term shall be interpreted and construed as a collective reference to Shire Partners, Shire Laboratories, Shire Richwood, Shire Supplies and Roberts and their respective successors and assigns, in their respective capacities as joint and several borrowers under this Agreement. Each of Shire Partners, Shire Laboratories, Shire Richwood, Shire Supplies and Roberts hereby agrees that it shall be liable, on a joint and several basis, for all obligations and liabilities, of whatsoever nature or kind, of "the Borrowers" under this Agreement. Whenever the terms "each Borrower", "either Borrower", "the relevant Borrower", "any Borrower" and similar terms denoting the existence of multiple borrowers in respect of the Loans hereunder are used in this Agreement, such terms shall be interpreted and construed as individual references to each of Shire Partners, Shire Laboratories, Shire Richwood, Shire Supplies and Roberts and their respective successors and assigns, in their respective capacities as joint and several borrowers under this Agreement.


                                  ARTICLE II

                      COMMITMENTS, BORROWING AND ISSUANCE
                    PROCEDURES, NOTES AND LETTERS OF CREDIT

     SECTION II.1. Commitments. On the terms and subject to the conditions of
                   -----------
this Agreement (including Sections 2.1.4, 2.1.5 and Article V),
                          --------------  -----     ---------

           (a) each Lender severally agrees to make Loans pursuant to the Commitments, as described in this Section 2.1; and
                                       -----------

           (b) each Issuer severally agrees that it will issue Letters of Credit pursuant to Section 2.1.3, and each other Lender that has a
                        -------------
     Revolving Loan Commitment severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section
                                                                   -------
     2.6.1.

     SECTION II.1.1. Term Loan Commitment. Subject to compliance by the
                     --------------------
Borrowers with the terms of Sections 2.1.4, 5.1 and 5.2, on (but solely on) the
                            --------------  ---     ---
Restatement Effective Date (which shall be a Business Day), each Lender that has a Percentage in excess of zero of the Term Loan Commitment will make loans (relative to such Lender, its "Term Loans") to the Borrowers equal to such
                               ----------
Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term Loans requested by any Borrower to be made on the Restatement Effective Date (with the commitment of each such Lender described in this Section 2.1.1
                                                                -------------
herein referred to as its "Term Loan Commitment").  No amounts paid or prepaid
                           --------------------
with respect to Term Loans may be reborrowed.

     SECTION II.1.2. Revolving Loan Commitment.
                     -------------------------

           (a)  Subject to compliance by the Borrowers with the terms of Section
                                                                         -------
     2.1.4, 5.1 and 5.2, from time to time on any Business Day occurring
     -----  ---     ---
     concurrently with (or after) the making of the Term Loans but prior to the Revolving Loan Commitment Termination Date, each Lender that has a Percentage of the Revolving Loan Commitment in excess of zero will make loans (relative to such Lender, its "Revolving Loans") to the Borrowers
                                          ---------------
     equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Revolving Loans requested by any Borrower to be made on such day. The Commitment of each Lender described in this clause (a) is
                                                               ------ ---
     herein referred to as its "Revolving Loan Commitment."  On the terms and
                                -------------------------
     subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans.

           (b) At any time after the Restatement Effective Date but prior to the Revolving Loan Commitment Termination Date, and so long as no Default has occurred and is continuing, the Borrowers may notify the Agents that the Borrowers are requesting that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other lenders not then a party to this Agreement provide up to an aggregate amount of $50,000,000 in additional Revolving Loan Commitments. Upon receipt of such notice, the Syndication Agent shall use its best commercially reasonable efforts to arrange for the Lenders or other financial institutions to provide such additional Revolving Loan Commitments; provided that the
                                                         --------
     Syndication Agent will first offer each of the Lenders that then has a Percentage of the Revolving Loan Commitment a pro rata portion of any such additional Revolving Loan Commitment. Alternatively, any Lender may commit to provide the full amount of the requested additional Revolving Loan Commitment and then offer portions of such additional Revolving Loan Commitment to the other Lenders or other financial institutions, subject to the proviso to the immediately preceding sentence.

     Nothing contained in this clause (b) or otherwise in this Agreement is
                               ----------
     intended to commit any Lender or any Agent to provide any portion of any such additional Revolving Loan Commitments. If and to the extent that any Lenders and/or other lenders agree, in their sole discretion, to provide any such additional Revolving Loan Commitments, (i) the Revolving Loan Commitment Amount shall be increased by the amount of the additional Revolving Loan Commitments agreed to be so provided, (ii) the Percentages of the respective Lenders in respect of the Revolving Loan Commitment shall be proportionally adjusted, (iii) at such time and in such manner as the Borrowers and the Syndication Agent shall agree (it being understood that the Borrowers and the Agents will use their best commercially reasonable efforts to avoid the prepayment or assignment of any LIBO Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Revolving Loans and participations in outstanding Letters of Credit so as to cause the amounts of such Revolving Loans and participations in Letters of Credit held by each Lender to conform to the respective Percentages of the Revolving Loan Commitment of the Lenders and (iv) the Borrowers shall execute and deliver any additional Notes or other amendments or modifications to this Agreement or any other Loan Document as the Agents may reasonably request.

     SECTION II.1.3. Letter of Credit Commitment.  Subject to compliance by the
                     ---------------------------
Borrower with the terms of Section 2.1.4, 5.1 and 5.2, from time to time on any
                           -------------  ---     ---
Business Day occurring concurrently with (or after) the Restatement Effective Date but prior to the Revolving Loan Commitment Termination Date, the Issuer will

           (a) issue one or more standby or commercial letters of credit (each referred to as a "Letter of Credit") for the account of any Borrower in the
                       ----------------
     Stated Amount requested by any Borrower on such day; or

           (b) extend the Stated Expiry Date of an existing standby or commercial Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the fifth anniversary of the Restatement Effective Date and (y) one year from the date of such extension.

     SECTION II.1.4. Lenders Not Permitted or Required To Make Loans.  No Lender
                     -----------------------------------------------
shall be permitted or required to, and no Borrower shall request any Lender to, make

           (a) any Term Loan if, after giving effect thereto, the aggregate original principal amount of the Term Loans of such Lender would exceed such Lender's Percentage of the Term Loan Commitment Amount; or

           (b) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans of such Lender, together with such Lender's

     Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Percentage of the Revolving Loan Commitment Amount.

     SECTION II.1.5. Issuer Not Permitted or Required to Issue Letters of
                     ----------------------------------------------------
Credit. No Issuer shall be permitted or required to issue any Letter of Credit
- ------
if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans then outstanding would exceed the Revolving Loan Commitment Amount.

     SECTION II.2.   Reduction of the Commitment Amounts. The Commitment Amounts
                     -----------------------------------
are subject to reductions from time to time pursuant to this Section 2.2.

     SECTION II.2.1. Optional.  The Borrowers may, from time to time on any
                     --------
Business Day occurring after the time of the initial Credit Extension hereunder, voluntarily reduce the Revolving Loan Commitment Amount; provided, however, that
                                                         --------  -------
all such reductions shall require at least one Business Day's prior notice to the Administrative Agent and shall be permanent, and any partial reduction of any Commitment Amount shall be in an aggregate amount of $1,000,000 or any larger integral multiple of $500,000. Any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount shall result in an automatic reduction of the Letter of Credit Commitment Amount, to an aggregate amount equal to the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer.

     SECTION II.2.2. Mandatory.  Following the prepayment in full of the Term
                     ---------
Loans, the Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the date the Term Loans would otherwise have been required to be prepaid on account of any Net Disposition Proceeds, Net Debt Proceeds, Net Equity Proceeds or Casualty Proceeds, in an amount equal to the amount by which the Term Loans would otherwise have been required to be prepaid if Term Loans had been outstanding. Any such reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount shall result in an automatic reduction of the Letter of Credit Commitment Amount to an aggregate amount equal to the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer.

     SECTION II.3.   Borrowing Procedures and Funding Maintenance. By delivering
                     --------------------------------------------
a Borrowing Request to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one Business Day's notice (in the case of Base Rate Loans) or two Business Days' notice (in the case of LIBO Rate Loans) but no more than ten Business Days' notice (in the case of any Loans), that a Borrowing be made in an aggregate amount of $500,000 or any larger integral multiple of $100,000, or in the unused amount of the applicable Commitment. No Borrowing Request shall be required, and the minimum aggregate amounts specified under this Section 2.3
                                                                    -----------
shall not apply, in the case of Revolving Loans deemed made under Section 2.6.2
                                                                  -------------
in respect of unreimbursed Disbursements. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m., New York time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds immediately available to the Borrower requesting such Loan by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION II.4.  Continuation and Conversion Elections.  By delivering a
                    -------------------------------------
Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) and two (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than (in each case) ten Business Days' notice that all, or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/ Conversion Notice with respect to any LIBO Rate Loan at least two Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided,
                                                                     --------
however, that (x) each such conversion or continuation shall be pro rated among
- -------
the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

     SECTION II.5.  Funding.  Each Lender may, if it so elects, fulfill its
                    -------
obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrower; provided, however,
                                                           --------  -------
that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed
                -----------  ---  ---    ---
that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank Eurodollar market.

     SECTION II.6. Issuance Procedures.  By delivering to the Administrative
                   -------------------
Agent an Issuance Request on or before 10:00 a.m., New York time, on a Business Day, any Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer, solely for the purposes described in Section 7.1.9. Each Letter of Credit (including any Letter of
             -------------
Credit which has had its Stated Expiry Date extended) shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier
                                 ------------------
to occur of (i) the Revolving Loan Commitment Termination Date or (ii) (unless otherwise agreed to by the Issuer, in its sole discretion) one year from the date of its issuance or the extension of its Stated Expiry Date. The Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues hereunder.

     SECTION II.6.1. Other Lenders' Participation.  Upon the issuance of each
                     ----------------------------
Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than such Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from such Issuer, to the extent of its Percentage in respect of the Revolving Loan Commitments, and such Issuer shall be deemed to have irrevocably granted and sold to such Lender, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage in respect of the Revolving Loan Commitments, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations in accordance with
Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage
- -------------
in respect of the Revolving Loan Commitments, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with
                                                         -------------
respect to each Letter of Credit (other than the issuance fees payable to an Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3)
                                                                 -------------
and of interest payable pursuant to Section 3.2 with respect to any
                                    -----------
Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.

     SECTION II.6.2. Disbursements; Conversion to Revolving Loans.  The Issuer
                     --------------------------------------------
will notify the Parent, the Borrowers and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be
                                       -----------------
made (each such payment, a "Disbursement"). Subject to the terms and provisions
                            ------------
of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. The amount of each Disbursement shall (unless an Event of Default of the type described in
Section 8.1.9 shall have occurred and be continuing, in which case the
- -------------
procedures specified in Section 2.6.4 shall apply) be deemed to be a request by
                        -------------
the applicable Borrower to the Administrative Agent for a Borrowing of Revolving

Loans pursuant to Section 2.3 in the amount of such Disbursement, and, following
                  -----------
the giving of notice thereof by the Administrative Agent to the Lenders, each Lender with a Revolving Loan Commitment (other than the Issuer) will deliver to such Issuer on the first Business Day following the Disbursement Date immediately available funds in an amount equal to such Lender's Percentage of such Borrowing.

     SECTION II.6.3. Reimbursement.  The obligation (a "Reimbursement
                     -------------                      -------------
Obligation") of the Borrowers under Section 2.6.2 to reimburse the Issuer with
                                    -------------
respect to each Disbursement (including interest thereon), not converted into a Revolving Loan pursuant to Section 2.6.2, and each Lender's (to the extent it
                           -------------
has a Revolving Loan Commitment) obligation under Section 2.6.2 to fund its
                                                  -------------
Percentage of any Disbursement converted into a Revolving Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or such Lender, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement
                  --------  -------
Obligation hereunder, nothing herein shall adversely affect the right of the Borrowers or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

     SECTION II.6.4. Deemed Disbursements.  Upon the occurrence and during the
                     --------------------
continuation of an Event of Default under Section 8.1.9 or, with notice from the
                                          -------------
Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default, (i) an amount equal to that portion of all Letters of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrowers or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed), and (ii) the Borrowers shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer. Amounts payable by the Borrowers pursuant to this Section shall be deposited in cash in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. At such time as the Events of Default giving rise to the deemed disbursements under this Section have been cured or waived, the Administrative Agent shall return to the Borrowers all amounts then on deposit with the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of the Reimbursement Obligations.

     SECTION II.6.5. Nature of Reimbursement Obligations.  The Borrowers and, to
                     -----------------------------------
the extent set forth in Section 2.6.1, each Lender with a Revolving Loan
                        -------------
Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for an issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, or (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or wilful misconduct) shall be binding upon the Borrowers, each Obligor and each such Lender, and shall not put such Issuer under any resulting liability to the Borrowers, any Obligor or any Lender, as the case may be.

     SECTION II.7. Registered Notes.
                   ----------------

           (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note
                          --------------
     evidencing the Loans made by such Lender to the Borrowers, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any
                                      --------  -------
     Lender to maintain such account or accounts shall not limit or otherwise affect any Loan Obligations of the Borrowers or any other Obligor.

           (b)(i) The Borrowers hereby designate the Administrative Agent to serve as the Borrowers' agent, solely for the purpose of this clause (b),
                                                                   ----------
     to maintain a register (the "Register") on which the Administrative Agent
                                  --------
     will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error
                 ---------------
     in such
     recordation, shall not affect the Borrowers' obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and as provided in clause
                                                                      ------
     (ii) the Note evidencing such Loan, if any) is registered as the owner
     ----
     thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the Assignor thereof. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

           (ii) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender. The Borrowers hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of the outstanding principal amount of, and
               ----- ----
     the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent manifest error; provided, however, that
                                                         --------  -------
     the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers or any other Obligor.
     The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.11.1) be
                                                   ---------------
     represented by one or more Notes payable to the order of the payee named therein and its registered assigns. Subject to the provisions of Section
                                                                       -------
     10.11.1, a  Note and the obligation evidenced thereby may be assigned or
     -------
     otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrowers marked "exchanged." No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION III.1. Repayments and Prepayments; Application.
                    ---------------------------------------

     SECTION III.1.1. Repayments and Prepayments.  Each Borrower shall repay in
                      --------------------------
full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

           (a) From time to time on any Business Day, a Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that
                          --------  -------

                    (i)   any such prepayment shall be made pro rata among Loans
                                                            --- ----
               of the same type and, if applicable, having the same Interest Period among all Lenders that have made such Loans;

                    (ii)  each Borrower shall comply with Section 4.4 in the
                                                          -----------
               event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                    (iii) all such voluntary prepayments shall require at least one Business Day's notice, in the case of Base Rate Loans, two Business Days' notice in the case of LIBO Rate Loans, but no more than ten Business Days' notice in the case of any Loans, in each case in writing to the Administrative Agent; and

                    (iv) all such voluntary prepayments shall be in an aggregate minimum amount of $500,000 or any larger integral multiple of $100,000 or in the aggregate principal amount of all Loans of the type then outstanding.

           (b) No later than one Business Day following the receipt of any Net Disposition Proceeds or Net Debt Proceeds by the Parent or any of its Subsidiaries (including the Borrowers), the Parent shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and, to the extent the amount of such Net Disposition Proceeds equal or exceeds $20,000,000 during any Fiscal Year, or the amount of such Net Debt Proceeds exceeds $5,000,000 in any single transaction or series of related transactions, make or cause to be made a mandatory prepayment of the Loans in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in Section
                                   -------

     3.1.2; provided, that no such mandatory prepayment on account of such Net
     -----  --------
     Disposition Proceeds shall be required under this clause (b) if (i) the
                                                       ----------
     Parent notifies the Agents no later than 30 days following the receipt of any Net Disposition Proceeds of its or the Borrowers' good faith intention to apply such Net Disposition Proceeds to the acquisition of replacement assets useful in the business of the Borrowers and their Subsidiaries and
     (ii) the Borrowers or their Subsidiaries in fact so uses such Net Disposition Proceeds within 360 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 360-day period being applied to prepay the Loans as set forth in Section 3.1.2.
              -------------

           (c) Concurrently with the consummation of any transaction giving rise to any Net Equity Proceeds, the Parent shall deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than one Business Day following the delivery of such calculation, to the extent that the amount of such Net Equity Proceeds exceeds $5,000,000 in any single transaction or series of related transactions over the term of this Agreement, make or cause to be made a mandatory prepayment of the Loans in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in Section 3.1.2; provided,
                                                   -------------  --------
     however, that no such prepayment shall be required to be made beyond the
     -------
     extent that the amount of Debt as reduced by giving effect to such prepayment would result, on a pro forma basis, in a Leverage Ratio of 2.00:1.00 or less as of the end of the immediately preceding Fiscal Quarter.

           (d) On each date when any reduction in the Revolving Loan Commitment Amount shall become effective, including pursuant to Section 2.2, the
                                                          -----------
     Parent or a Borrower, as the case may be, shall make a mandatory prepayment of Revolving Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings, in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) the aggregate amount of all Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced.

           (e) Immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or Section 8.3, the
                                          -----------    -----------
     Borrowers shall repay all Loans and Obligations, unless, pursuant to
     Section 8.3, only a portion of all Loans and Obligations are so accelerated
     -----------
     (in which case the portion so accelerated shall be so repaid).

     Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of
                                                 -----------
principal of any Revolving Loans pursuant to clause (a) of this Section 3.1.1
                                             ----------         -------------
shall cause a reduction in the Revolving Loan Commitment Amount.

     SECTION III.1.2. Application.
                      -----------

           (a)  Subject to clause (b) below, each prepayment or repayment of the
                           ----------
     principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as
                   -----
     Base Rate Loans, and second, to the principal amount thereof being
                          ------
     maintained as LIBO Rate Loans; provided, that prepayments or repayments of
                                    --------
     LIBO Rate Loans not made on the last day of the applicable Interest Period with respect thereto, shall be prepaid or repaid subject to the provisions of Section 4.4 (together with a payment of all accrued interest).
        -----------

           (b)  Each prepayment of Loans made pursuant to clauses (b) and (c) of
                                                          -----------     ---
     Section 3.1.1 shall be applied, to the extent of such prepayment, on a pro
     -------------                                                          ---
     rata basis, first, to the outstanding principal amount of Term Loans, until
     ----        -----
     all Term Loans have been paid in full, and second, to a permanent reduction
                                                ------
     in the Revolving Loan Commitment Amount.

     SECTION III.2. Interest Provisions. Interest on the outstanding principal
                    -------------------
amount of the Loans shall accrue and be payable in accordance with this Section
                                                                        -------
3.2.
- ---
     SECTION III.2.1. Rates.
                      -----

           (a) Each Base Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made or converted to a Base Rate Loan to but excluding the date such Loan is repaid or converted to a LIBO Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate for such day plus the Applicable Margin for such Loan on such day.

           (b) Each LIBO Rate Loan shall accrue interest on the unpaid principal amount thereof for each day during each Interest Period applicable thereto at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loan on such day.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION III.2.2. Post-Maturity Rates. After the date any principal amount
                      -------------------
of any Loan shall have become due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in Section 2.6.2) of any Borrower shall have become due and payable,
            -------------
such Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the rate that would otherwise be applicable to Base Rate Loans pursuant to
Section 3.2.1 plus 2%.
- -------------

     SECTION III.2.3. Payment Dates.  Interest accrued on each Loan shall be
                      -------------
payable, without duplication:

           (a)  on the Stated Maturity Date;

           (b) in the case of a LIBO Rate Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, to the extent of the unpaid interest accrued through such date on the principal so paid or prepaid;

           (c) with respect to Base Rate Loans, on the last day of each calendar month (or, if any such day is not a Business Day, the next succeeding Business Day) occurring after the Restatement Effective Date;

           (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the third month anniversary of such Interest Period);

           (e) with respect to the principal amount of any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion;
                                   ----------
     and

           (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon
                                -----------    -----------
     such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION III.3. Fees. The Borrowers agree to pay the fees set forth in this
                    ----
Section 3.3. All such fees shall be non-refundable.
- -----------

     SECTION III.3.1. Commitment Fee.  Each Borrower agrees to pay to the
                      --------------
Administrative Agent for the account of each Lender that has a Revolving Loan Commitment, for each day during the period (including any portion thereof when any of the Lenders' Revolving Loan Commitments are suspended by reason of any Borrower's inability to satisfy any condition of Article V) commencing on the
                                                 ---------
Restatement Effective Date and continuing to but excluding the Revolving Loan Commitment Termination Date, a commitment fee on such Lender's Percentage of the unused portion, whether or not then available, of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings) for such day at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fees shall be payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first such day following the Restatement Effective Date, and on the Revolving Loan Commitment Termination Date. Any term or provision hereof to the contrary notwithstanding, commitment fees payable for any period prior to the Restatement Effective Date shall be payable in accordance with the Fee Letter.

     SECTION III.3.2. Administrative Agent Fee.  The Borrower agrees to pay an
                      ------------------------
annual administration fee to the Administrative Agent, for its own account, in the amount set forth in the Fee Letter, payable in advance on the Restatement Effective Date and annually thereafter.

     SECTION III.3.3. Letter of Credit Fee.  Each Borrower agrees to pay to the
                      --------------------
Administrative Agent, for the pro rata account of the Issuer and each other
                              --- ----
Lender that has a Revolving Loan Commitment, a Letter of Credit fee for each day on which there shall be any Letters of Credit outstanding on the aggregate undrawn amount of all Letters of Credit outstanding on such day, at a rate per annum equal to the Applicable Margin for such day for Revolving Loans that are maintained as LIBO Rate Loans. Each Borrower further agrees to pay to the Issuer for its own account an issuance fee in an amount equal to .125% multiplied by the Stated Amount of each such Letter of Credit. All such fees
- ---------- --
shall be payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date.


                                  ARTICLE IV

                    CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION IV.1. LIBO Rate Lending Unlawful.  If any Lender shall determine
                   --------------------------
(which determination shall, upon notice thereof to the Parent and the Lenders, be conclusive and binding on the Parent) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION IV.2. Deposits Unavailable.  If the Administrative Agent shall have
                   --------------------
reasonably determined that (i) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market, or (ii) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type, then, upon notice from the Administrative Agent to the Parent and the Lenders, the obligations of all Lenders under

Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any
- -----------     -----------
Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Administrative Agent shall notify the Parent and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION IV.3. Increased LIBO Rate Loan Costs, etc.  Each Borrower agrees to
                   ------------------------------------
reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (except for any increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively) that arise in
                      ------------     ---
connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority. Such Lender shall promptly notify the Administrative Agent and the Parent in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION IV.4. Funding Losses.  In the event any Lender shall incur any loss
                   --------------
or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of (i) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or
                                                        -----------
otherwise, (ii) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor, or (iii) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the Parent (with a copy to the Administrative Agent), the Borrower shall pay, within five days of its receipt thereof, directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION IV.5. Increased Capital Costs.  If any change in, or the
                   -----------------------
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Parent, the Borrowers shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     SECTION IV.6. Taxes. (a) All payments by a Borrower of principal of, and
                   -----
interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future withholding taxes of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any
                                                -----
withholding or deduction from any payment to be made by a Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers shall be obligated to (i) pay directly to the relevant authority the full amount required to be so withheld or deducted, (ii) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority, and (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any Agent or any Lender with respect to any payment received by any such Agent or such Lender hereunder, such Agent or such Lender may pay such Taxes and the Borrowers shall promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

     (b) If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the
                                    -----------
Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

     (c) Upon the request of the Parent, each Lender that is organized under a jurisdiction other than the United States, shall, prior to the due date of any payments under the Notes, execute and deliver to the Parent and the Administrative Agent, one or more (as the Parent or the Administrative Agent may reasonably request) United States Internal Revenue Service Form

1001, 4224 or W-8 or successor applicable form, as the case may be, and copies of replacements of any such forms on or before the date that any such forms expire or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder. Each Person that shall become a Lender shall, upon the effectiveness of the related transfer, be required to provide all of the forms required pursuant to this Section 4.6.
                                                   -----------

     (d) If any Lender (a "Subject Lender") makes demand upon the Parent for
                           --------------
amounts in respect of Taxes pursuant to this Section 4.6, the Parent may, within
                                             -----------
90 days of receipt by the Parent of such demand, give notice (a "Replacement
                                                                 -----------
Notice") in writing to the Agents and such Subject Lender of its intention to
- ------
replace such Subject Lender with a financial institution (a "Replacement
                                                             -----------
Lender") designated in such Replacement Notice.  If the Agents shall, in the
- ------
exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Parent and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11.1, all of its
            -----------                             ---------------
Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such designated financial institution; provided,
                                                                       --------
however, that (i) such assignment shall be without recourse, representation or
- -------
warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the Borrowers shall, subject to Section 2.6, issue a replacement Note or Notes, as
                            -----------
the case may be, to such designated financial institution or Replacement Lender, as applicable, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

     SECTION IV.7. Payments, Computations, etc.  Unless otherwise expressly
                   ----------------------------
provided, all payments by or on behalf of each Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by such Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to
                                    --- ----
receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Parent. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender, and to the extent of such payments made to the Administrative Agent, the Borrowers shall have no
further obligation to such Lender with respect thereto.   All interest and fees
shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such
 ---------------
extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION IV.8. Sharing of Payments.  If any Lender shall obtain any payment
                   -------------------
or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections
                                                                       --------
4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith
- ---  ---     ---                   --- ----
obtained by all Lenders, such Lender shall purchase from the other Lenders such participation in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess
              --------  -------
payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

           (a) the amount of such selling Lender's required repayment to the purchasing Lender to
- --

           (b)  the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully
                       -----------
as if such Lender were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION IV.9. Setoff.  Each Lender shall, upon the occurrence of any
                   ------
Default described in clauses (a) through (d) of Section 8.1.9 or, with the
                     -----------         ---    -------------
consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such
                                       --------  -------
appropriation and application shall be subject to the provisions of Section 4.8.
                                                                    -----------
Each Lender agrees promptly to notify the Parent and the Administrative Agent after any such setoff and application made by such Lender; provided, however,
                                                           --------  -------
that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.


                                   ARTICLE V

                    CONDITIONS TO RESTATEMENT EFFECTIVENESS
                             AND CREDIT EXTENSIONS

     SECTION V.1. Effectiveness and Initial Credit Extension.  This Agreement
                  ------------------------------------------
is a valid and binding agreement among the parties; provided, that the
                                                    --------
restatement of the Existing Credit Agreement by this Agreement shall not become effective unless and until, and the obligations of the Lenders to fund Term Loans on the Restatement Effective Date shall be subject to, the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 5.1.  The obligation of each Lender and, if applicable, the Issuer, to
- -----------
make any subsequent Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth in Sections 5.2 and 5.3.
                                              ------------     ---

     SECTION V.1.1. Resolutions, etc.  The Agents shall have received from each
                    -----------------
Obligor (a) in the case of each Obligor which is a U.S. Person, a copy of a good standing certificate dated a date reasonably close to the Restatement Effective Date, for each such Person and (b) a certificate, dated the Restatement Effective Date and with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary as to (i) resolutions of such Person's Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by such Person and the transactions contemplated hereby and thereby, (ii) the incumbency and signatures of those of such Person's officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by such Person, and (iii) the full force and validity of each Organic Document of such Person and copies thereof, upon which certificates each Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of any such Person canceling or amending such prior certificate of such Person.

     SECTION V.1.2. Delivery of Notes.  The Administrative Agent shall have
                    -----------------
received, for the account of each Lender, the Notes duly executed and delivered by the Borrowers.

     SECTION V.1.3. Consummation of Transaction.  The Agents shall have received
                    ---------------------------
evidence satisfactory to each of them substantially contemporaneously with the funding of the Term Loans on the Restatement Effective Date that all action necessary to consummate the Transaction (including with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State of New Jersey) shall have been taken or completed in accordance with law, including (with respect to the Merger) NJSA 14A: 10-4.1(2) of the New Jersey General Corporation Law or such analogous provisions of the laws of such other applicable jurisdictions.

     SECTION V.1.4. Restatement Effective Date Certificate.  The Agents shall
                    --------------------------------------
have received, with counterparts for each Lender, (i) the Borrowing Request and
(ii) the Restatement Effective Date Certificate, substantially in the form of Exhibit D hereto, dated the Restatement Effective Date and duly executed and
- ---------
delivered by the chief financial or accounting Authorized Officer of the Parent and each Borrower, in which certificate the Parent and each Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Parent and the Borrowers made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct.

     SECTION V.1.5. Payment of Outstanding Indebtedness, etc.  All Indebtedness
                    -----------------------------------------
identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure
              -------------
Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the Loans); and all Liens securing payment of any such Indebtedness shall have been released and the Agents shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith (or arrangements satisfactory to the Agents shall have been entered into relating to such release promptly following the making of the Loans).

     SECTION V.1.6. Guaranties.  The Agents shall have received, with
                    ----------
counterparts for each Lender,

           (a) the Parent Guaranty, dated as of the date hereof, duly executed by an Authorized Officer of the Parent; and

           (b) the Subsidiary Guaranty, dated as of the date hereof, duly executed by an Authorized Officer of each Guarantor (other than the Parent) in existence on the Restatement Effective Date.

     SECTION V.1.7. Pledge Agreements.  The Agents shall have received executed
                    -----------------
counterparts of

           (a) the Parent Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of the Parent, together with (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock of each of its direct Subsidiaries (including the Borrowers) which shall be pledged pursuant to the Parent Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank or, if any securities pledged pursuant to the Parent Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with all laws applicable to the perfection of the pledge of such shares, and (ii) all Pledged Notes (as defined in the Parent Pledge Agreement), if any, evidencing Indebtedness payable to the Parent, duly endorsed to the order of the Administrative Agent, together with instruments under all laws applicable to the perfection of the pledge of such Pledged Notes executed by each payee of a Pledged Note to be filed in such jurisdictions as the Administrative Agent may reasonably request;

           (b) the Borrowers Pledge Agreement, dated as of the date hereof, duly executed by each Borrower (after giving effect to the Merger), together with (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock of all the direct Subsidiaries of each Borrower which shall be pledged pursuant to the Borrowers Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank or, if any securities pledged pursuant to the Borrowers Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the U.C.C. and all laws otherwise applicable to the perfection of the pledge of such shares, and
     (ii) all Pledged Notes (as defined in the Borrowers Pledge Agreement), if any, evidencing Indebtedness payable by any Borrower, duly endorsed to the order of the Administrative Agent, together with Uniform Commercial Code Financing Statements (or similar instruments) in respect of such Pledged Notes executed by each payee of a Pledged Note to be filed in such jurisdictions as the Administrative Agent may reasonably request; and

           (c) the Subsidiary Pledge Agreement (or, in the case of any Non-U.S. Subsidiary, a pledge or charge substantially to the effect set forth in the Subsidiary Pledge Agreement), dated as of the date hereof, duly executed by each Subsidiary of the Parent or the Borrowers (after giving effect to the Merger) which in turn has any Subsidiaries, together with (i) the certificates evidencing all of the issued and outstanding shares of Capital Stock of each such indirect Subsidiary of the Parent or the Borrowers which shall be pledged pursuant to such Subsidiary Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank or, if any securities pledged pursuant to the Subsidiary Pledge Agreement are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the U.C.C. and all laws otherwise applicable to the perfection of the pledge of such shares, and (ii) all Pledged Notes (as defined in the Subsidiary Pledge Agreement), if any, evidencing Indebtedness payable to each such indirect Subsidiary of the Parent or the Borrowers, duly endorsed to the order of the Administrative Agent, together with Uniform Commercial Code Financing Statements (or similar instruments under all laws applicable to the perfection of the pledge of such Pledged Notes) executed by each payee of a Pledged Note to be filed in such jurisdictions as the Administrative Agent may reasonably request;

provided, however, that no Borrower nor any of their respective Subsidiaries
- --------  -------
shall be required to pledge in excess of 65% of the outstanding Capital Stock of any Non-U.S. Subsidiary of any Borrower if such Borrower has delivered evidence satisfactory to the Agents that to do so would result in material adverse tax consequences to the Parent, any Borrower or any of their respective Subsidiaries (after giving effect to the utilization of any available tax credits).

In addition, the Administrative Agent and its counsel shall be satisfied that
(i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the collateral described in this Section is a first priority (or local equivalent thereof) security interest; and (ii no Lien exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document and Permitted Liens.

     SECTION V.1.8. Security Agreements. The Agents shall have received executed
                    -------------------
counterparts of the Parent Security Agreement, the Borrowers Security Agreement and the Subsidiary Security Agreement (or, in the case of any Non-U.S. Subsidiary, a pledge or charge substantially to the effect set forth in the Subsidiary Security Agreement), each dated as of the date hereof, duly executed by the Obligors party thereto, together with

           (a) executed copies of Uniform Commercial Code financing statements (Form UCC-1), naming the applicable Obligor as the debtors and the Administrative Agent as the secured party, or other similar instruments or documents, to be filed under the Uniform Commercial Code (or other applicable recording statutes) of all jurisdictions as may be necessary or, in the opinion of the Agents, desirable to perfect the security interest of the Administrative Agent pursuant to the Security Agreements (provided,
                                                                   --------
     that the execution and delivery of applicable security documentation in respect of, and the perfection of security interests in, certain intellectual property and other collateral owned as of the Restatement Effective Date by the Parent, the Borrowers or their respective Subsidiaries

     (other than Roberts and its respective Subsidiaries and the Subsidiaries of the Parent organized under the laws of England and Wales) shall be completed in accordance with Section 7.1.10);
                                  --------------

           (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements (or similar instruments), if any, necessary to release all Liens (other than Liens permitted to exist under the Loan Documents) and other rights of any Person

               (i) in any collateral described in the Security Agreements previously granted by any Person, and

               (ii) securing any of the Indebtedness identified in Item 7.2.2(b)
                                                                   -------------
          ("Indebtedness to be Paid") of the Disclosure Schedule,

     together with such other Uniform Commercial Code Form UCC-3 termination statements (or similar instruments) as the Agents may reasonably request from such Obligors;

          (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agents, dated a date reasonably near to the Restatement Effective Date, listing all effective financing statements which name the applicable Obligor (under their present names and any previous names) as the debtors and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies
                                         ----------
     of such financing statements (none of which shall cover any collateral described in the Security Agreements); and

          (d) forms and any other documents required to effect the required registration of any Security Agreement with any relevant governmental authority, together with the appropriate registration fee.

     SECTION V.1.9. [Intentionally Omitted].

     SECTION V.1.10. Mortgages. The Agent shall have received counterparts of
                     ---------
each Mortgage relating to each property listed on Item 5.10 ("Real Property") of
                                                  ---------
the Disclosure Schedule and designated as being the property to which a Mortgage relates, each dated as of the date hereof, duly executed by Roberts and Roberts Pharmaceutical Canada, Inc., a wholly-owned Subsidiary of Roberts incorporated under the laws of Ontario, respectively, together with

          (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

          (b) mortgagee's title insurance policies in favor of the Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by such Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Agent; and

          (c) such other approvals, opinions, or documents as the Agent may reasonably request.

     SECTION V.1.11. Financial Information, etc. The Agents shall have received,
                     ---------------------------
with counterparts for each Lender,

          (a) (i) the audited consolidated income and cash flow statements and balance sheets of the Parent and its Subsidiaries for each of the Fiscal Years ended and as of June 30, 1996, December 31, 1997 and December 31, 1998, (ii) the unaudited consolidated income and cash flow statements and balance sheet of the Parent and its Subsidiaries for the three Fiscal Quarters ended and as of September 30, 1999, and (iii) the most recently available monthly income statement and balance sheet of the Parent and its Subsidiaries for each Fiscal Month ended since the end of the third Fiscal Quarter of 1999; and

          (b)  a pro forma opening consolidated balance sheet of the Parent and
                 --- -----
     its Subsidiaries as of the Restatement Effective Date (the "Pro Forma
                                                                 ---------
     Balance Sheet"), certified by the chief financial Authorized Officer of the
     -------------
     Parent, giving effect to the consummation of the Transaction contemplated by this Agreement and reflecting the proposed legal and capital structure of the Parent, which legal and capital structure shall be satisfactory in all respects to the Agents.

     SECTION V.1.12. Litigation.  Except as disclosed on Item 6.7 ("Litigation")
                     ----------
of the Disclosure Schedule, there shall exist no pending or, to the knowledge of the Parent, overtly threatened material litigation, proceedings or investigations which (x) would contest the consummation of the Transactions or
(y) would be likely to be expected to have a Material Adverse Effect.

     SECTION V.1.13. Material Adverse Effect.  Since December 31, 1998, there
                     -----------------------
shall not have been any event, circumstance or condition which would be likely to be expected (in the good faith determination of the Syndication Agent after consultation with the Parent) to have a Material Adverse Effect.

     SECTION V.1.14. Insurance. The Agents shall have received satisfactory
                     ---------
evidence of the existence of insurance in compliance with Section 7.1.4
                                                          -------------
(including all endorsements included therein), and the Administrative Agent shall be named additional insured or loss payee, on behalf of the Lenders, in respect of all proceeds payable in respect of such insurance, pursuant to documentation reasonably satisfactory to the Agents.

     SECTION V.1.15. Solvency Certificate. The Agents shall have received, with
                     --------------------
copies for each Lender, a Solvency Certificate in substantially the form of Exhibit L attached hereto, duly executed by the chief financial Authorized
- ---------
Officer of the Parent, dated the date of the initial Credit Extension and expressly permitting the Agents and the Lenders to rely thereon.

     SECTION V.1.16. [Intentionally Omitted].

     SECTION V.1.17. Perfection Certificate. The Agents shall have received a
                     ----------------------
Perfection Certificate, dated as of the Restatement Effective Date, duly executed and delivered by an Authorized Officer of the Parent.

     SECTION V.1.18. Agent for Service of Process. The Agents shall have
                     ----------------------------
received evidence, satisfactory to each of them, that each Borrower has appointed the Person so specified in Section 10.14, and that such Person has
                                     -------------
accepted the appointment and agreed to forward forthwith to each Borrower all legal process addressed to such Borrower and received by it.

     SECTION V.1.19. [Intentionally Omitted].

     SECTION V.1.20. Opinions of Counsel. The Agents shall have received
                     -------------------
opinions, dated the Restatement Effective Date and addressed to the Agents and all Lenders from

          (a) Cahill Gordon & Reindel, New York counsel to certain Obligors, in form and substance satisfactory to the Agents;

          (b) Anthony A. Rascio, Esq., corporate counsel to Roberts, and Giordano, Halleran & Ciesla, P.C., special New Jersey counsel to Roberts and its U.S. Subsidiaries, in form and substance satisfactory to the Agents;

          (c) Kevin Anderson, corporate counsel to Shire Richwood and special Kentucky counsel to the Obligors, in form and substance satisfactory to the Agents; and

          (d) Slaughter and May, special U.K. counsel to the Obligors, in form and substance satisfactory to the Agents.

     SECTION V.1.21. Closing Fees, Expenses, etc. The Agents and the Lead
                     ---------------------------
Arranger shall have received, each for its own respective account, or, in the case of the Administrative Agent, for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to the Fee Letter and Sections 3.3 and 10.3, if then
                                               ------------     ----
invoiced.

     SECTION V.1.22. Satisfactory Legal Form. All documents executed or
                     -----------------------
submitted pursuant hereto by or on behalf of the Parent, the Borrowers or any of their respective Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Agents and their counsel; the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or their counsel may reasonably request.

     SECTION V.1.23. UCC Filing Service. All Uniform Commercial Code (Form
                     ------------------
UCC-1) financing statements or other similar financing statements required pursuant to the Loan Documents, other than as required to be provided pursuant to Section 5.3 (collectively, the "Filing Statements") shall have been delivered
   -----------                     -----------------
to CT Corporation System or another similar filing service company reasonably acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent
                                             ------------
shall have acknowledged in writing reasonably satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt of all such Filing Statements, (ii) that such Filing Statements have either been submitted for filing in the appropriate filing offices therefor or will be submitted for filing in such appropriate offices within ten days of the Restatement Effective Date and (iii) that the Filing Agent will notify the Administrative Agent and its counsel of the result of such submissions within 30 days of the Restatement Effective Date.

     SECTION V.1.24. Syndication. The Syndication Agent shall have completed to
                     -----------
its satisfaction the syndication of the Loans and Commitments and achieved its desired hold level of the Loans and Commitments.

     SECTION V.2.  All Credit Extensions. The obligation of each Lender and, if
                   ---------------------
applicable, the Issuer, to make any Credit Extension (including its initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.
                            -----------

     SECTION V.2.1. Compliance with Warranties, No Default, etc. Both before and
                    -------------------------------------------
after giving effect to any Credit Extension the following statements shall be true and correct:

          (a)  the representations and warranties set forth in Article VI and in
                                                               ----------
     each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

          (b) no material adverse development shall have occurred in any litigation, action, proceeding, labor controversy, arbitration or governmental investigation disclosed pursuant to Section 6.7;
                                                      -----------

          (c) the sum of the (A) aggregate outstanding principal amount of all Revolving Loans and (B) the aggregate amount of all Letter of Credit Outstandings does not exceed the then existing Revolving Loan Commitment Amount; and

          (d)  no Default shall have then occurred and be continuing.

     SECTION V.2.2. Credit Extension Request. The Agents shall have received a
                    ------------------------
Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrowers of proceeds of any Credit Extension shall constitute a representation and warranty by the Borrowers that on the date of such Credit Extension (both immediately before and after giving effect thereto and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.
                                -------------

     SECTION V.3. Conditions Precedent to Borrowing of Revolving Loans and
                  --------------------------------------------------------
Issuance of Letters of Credit. The obligation of each Lender and, if
- -----------------------------
applicable, the Issuer, to make any Revolving Loan or issue any Letter of Credit shall be subject to the satisfaction of the undertaking of the Parent set forth in Section 7.1.10.
   --------------


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, the Issuer and the Agents to enter into this Agreement and to make Credit Extensions hereunder, the Parent and each of the Borrowers represent and warrant unto the Agents, the Issuer and each Lender as set forth in this Article VI.
                     ----------

     SECTION VI.1. Organization, etc. The Parent, each Borrower and each of
                   ------------------
their respective Subsidiaries is a corporation, partnership, public limited company, limited liability company or other legal entity, as the case may be, validly organized and existing and, if applicable, in good standing under the laws of jurisdiction of its incorporation or organization, is duly qualified to do business and, if applicable, is in good standing as a foreign corporation or organization in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not be likely to be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to hold such governmental licenses, permits and approvals would not be likely to be expected to have a Material Adverse Effect.

     SECTION VI.2. Due Authorization, Non-Contravention, etc. The execution,
                   ------------------------------------------
delivery and performance by the Parent and each Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and each such other Obligor's participation in the consummation of the Transaction are within the Parent's, each Borrower's and each such Obligor's corporate or other organic powers, have been duly authorized by all necessary corporate or similar action, and do not

          (a) contravene the Parent's, such Borrower's or any such Obligor's Organic Documents;

          (b) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

          (c) result in, or require the creation or imposition of, any Lien (other than Liens permitted under the Loan Documents) on any of the Parent's, such Borrower's or any other Obligor's properties.

     SECTION VI.3. Government Approval, Regulation, etc. No material
                   -------------------------------------
authorization or approval or other action by, and no material notice to or filing with, any governmental authority or regulatory body or other Person (other than those that have been, or on or immediately after the Restatement Effective Date, or pursuant to Section 7.1.10, will be, duly obtained or made
                               --------------
and which are, or on or immediately after the Restatement Effective Date, or pursuant to Section 7.1.10, will be, in full force and effect) is required for
            --------------
the due execution, delivery or performance by the Parent, any Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Parent's, each Borrower's and each such other Obligor's participation in the consummation of the Transaction, except as have been duly obtained or made and are in full force and effect. Neither the Parent nor any Borrower nor any of the Borrowers' Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION VI.4. Validity, etc. This Agreement constitutes, and the Notes and
                   --------------
each other Loan Document executed by the Parent and each Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Parent and such Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general principles of equity.

     SECTION VI.5. Financial Information. Each of the financial statements
                   ---------------------
delivered pursuant to of Section 5.1.11  has been prepared in accordance with
                         --------------
GAAP consistently applied, and present fairly the consolidated financial condition of the corporations or organizations covered thereby as at the date thereof or the results of their operations for the periods then ended, subject in the case of interim financial statements to the lack of footnotes and to normal year end audit adjustments.

     SECTION VI.6. No Material Adverse Effect. Since December 31, 1998, there
                   --------------------------
has been no event, circumstance or condition which would be likely to be expected to have a Material Adverse Effect.

     SECTION VI.7. Litigation, Labor Controversies, etc. There is no pending
                   -------------------------------------
or, to the knowledge of the Parent or any Borrower, overtly threatened litigation, action, proceeding, or labor controversy affecting the Parent or any Borrower or any of their respective Subsidiaries, or any of their respective properties, businesses, assets or revenues which would be likely to be expected to have a Material Adverse Effect, except as disclosed in Item 6.7
                                                          --------
("Litigation") of the Disclosure Schedule.

     SECTION VI.8. Subsidiaries. The Parent and the Borrowers have no
                   ------------
Subsidiaries, except those Subsidiaries (i) which are identified in Item 6.8
                                                                    --------
("Existing Subsidiaries") of the Disclosure Schedule, or (ii) which are permitted to be acquired in accordance with Section 7.2.5.
                                            -------------

     SECTION VI.9. Ownership of Properties. The Parent and the Borrower and
                   -----------------------
each of its Subsidiaries own good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) other than any Lien, charge or claim which is permitted under Section 7.2.3.
                                         -------------

     SECTION VI.10. Taxes. Each of the Parent, the Borrowers and each of their
                    -----
respective Subsidiaries have filed all material tax returns and reports required by law to have been filed by it and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION VI.11. Pension and Welfare Plans. Except as disclosed in Item 6.11
                    -------------------------                         ---------
("Employee Benefit Plans") of the Disclosure Schedule, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any

Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Borrower or any member of the Controlled Group of any liability, fine or penalty which would be likely to be expected to have a Material Adverse Effect. Except as disclosed in Item
                                                                         ----
6.11 ("Employee Benefit Plans") of the Disclosure Schedule, as of the date
- ----
hereof, no Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement medical benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

     SECTION VI.12. Environmental Warranties. Except as set forth in Item 6.12
                    ------------------------                         ---------
("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Parent, any Borrower or any of their respective Subsidiaries have been, and continue to be, while owned or leased by the Parent, such Borrower or such Subsidiaries in material compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or, to the knowledge of the Parent or any Borrower, threatened (i) claims, complaints, notices or requests for information received by the Parent or any Borrower or any of their respective Subsidiaries with respect to any alleged material violation of any Environmental Law, or (ii complaints, notices or inquiries to the Parent or any Borrower or any of their respective Subsidiaries regarding potential material liability under any Environmental Law;

          (c) to the knowledge of the Parent or any Borrower, there have been no Releases of Hazardous Materials at, on or under any property now owned or leased or previously owned or leased through the date last owned or leased by the Parent or any Borrower or any of their respective Subsidiaries that, singly or in the aggregate, have resulted, or would reasonably be expected to result, in liability to the Parent, any Borrower or any of their respective Subsidiaries in excess of $1,000,000;

          (d) the Parent, the Borrowers and their respective Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

          (e) no property now owned or leased or, to the knowledge of the Parent or any Borrower, previously owned or leased through the date last owned or leased by the Parent or any Borrower or any of their respective Subsidiaries is listed or proposed for listing (with respect to owned property only) on (x) the National Priorities List pursuant to

     CERCLA, or (y) on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased or previously owned or leased through the date last owned or leased by the Parent or any Borrower or any of their respective Subsidiaries that, singly or in the aggregate, have resulted, or would reasonably be expected to result, in liability to the Parent, any Borrower or any of their respective Subsidiaries in excess of $1,000,000;

          (g) to the knowledge of the Parent or any Borrower, neither the Parent nor any Borrower nor any of their respective Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations in respect of any Environmental Law;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now owned or leased or previously owned or leased through the date last owned or leased by the Parent, any Borrower or any of their respective Subsidiaries that, singly or in the aggregate, have resulted, or would reasonably be expected to result, in liability to the Parent, any Borrower or any of their respective Subsidiaries in excess of $1,000,000; and

          (i) to the knowledge of the Parent or any Borrower, no conditions exist at, on or under any property now or previously owned or leased or previously owned or leased through the date last owned or leased by the Parent, any Borrower or any of their respective Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

     SECTION VI.13. Regulations  U and X. No Obligor is engaged in the business
                    --------------------
of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extension will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION VI.14. Accuracy of Information. All factual information heretofore
                    -----------------------
or contemporaneously furnished by or on behalf of the Parent and the Borrowers in writing to the Agents, the Lead Arranger, the Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Acquisition is, and all other such factual information hereafter furnished by or on behalf of the Parent and the Borrowers to the Agents, the Lead Arranger, the Issuer or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information in light of the circumstances when made not materially misleading.

     SECTION VI.15. Solvency. The Transaction (including the incurrence of the
                    --------
initial Credit Extension hereunder, the incurrence by the Borrowers of the Indebtedness represented by the Notes, the execution and delivery of the Guaranties by the Obligors parties thereto and the application of the proceeds of the Credit Extensions), will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. (S)101 et seq., as from time to time hereafter amended, and any
                       -- ---
successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. After giving effect to the Transaction and the making of the initial Credit Extension, each Borrower, the Parent and each of the Guarantors is Solvent.

     SECTION VI.16. Year 2000. Any reprogramming required to permit the proper
                    ---------
functioning, in and following the year 2000, of (i) the Obligors' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Obligors' systems interface) and the testing of all such systems and equipment, as so reprogrammed, has been completed in all material respects. The cost to the Obligors of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Obligors (including, without limitation, reprogramming errors and the failure of other systems or equipment) would not reasonably be expect to result in any Default or Event of Default or cause a Material Adverse Effect.


                                  ARTICLE VII

                                   COVENANTS

     SECTION VII.1. Affirmative Covenants. The Parent and each of the Borrowers
                    ---------------------
agree with the Agents, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.
                                                        -----------

     SECTION VII.1.1. Financial Information, Reports, Notices, etc. The Parent
                      ---------------------------------------------
and each Borrower will furnish, or will cause to be furnished, to each Lender and the Agents copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent, consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial or chief accounting Authorized Officer of the Parent;

          (b) as soon as available and in any event within 105 days after the end of each Fiscal Year of the Parent, a copy of the annual audit report for such Fiscal Year for the Parent and its Subsidiaries, including therein consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agents and the Required Lenders by Arthur Andersen or other independent public accountants reasonably acceptable to the Agents and the Required Lenders, together with a report from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4 and to the effect that, in
                                   -------------
     making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

          (c) together with the delivery of the financial information required pursuant to clause (a) or clause (b), a Compliance Certificate, executed by
                 ----------   -----------
     the chief financial or chief accounting Authorized Officer of the Parent showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial covenants set forth in Section 7.2.4;
                                          -------------

          (d) as soon as possible and in any event within three Business Days after the Borrower has knowledge (or could reasonably be expected to have knowledge) of the occurrence of any Default, a statement of the chief financial Authorized Officer of the Parent setting forth details of such Default and the action which the Parent has taken and proposes to take with respect thereto;

          (e) as soon as possible and in any event within three Business Days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section
                                                                       -------
     6.7 or (y) the commencement of any labor controversy, litigation, action,
     ---
     proceeding of the type described in Section 6.7, notice thereof and copies
                                         -----------
     of all documentation relating thereto;

          (f) promptly after the sending or filing thereof, copies of all reports which the Parent sends to any of its security holders, and all reports and registration statements which the Parent or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (g) promptly upon becoming aware of the institution of any steps by any Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that such Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by such Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of such Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

          (h) promptly when available and in any event within 60 days following the last day of each Fiscal Year of the Parent, financial projections for the Parent and its Subsidiaries, on a consolidated basis (including an operating budget), for the current Fiscal Year, prepared in reasonable detail by the chief accounting, financial or operating officer of the Parent;

          (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION VII.1.2. Compliance with Laws, etc. The Parent and each Borrower
                      --------------------------
will, and will cause each of their respective Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) (i) the maintenance and preservation of its existence and qualification as a foreign corporation, partnership, public limited company, limited liability company or other legal entity, as the case may be, except where the failure to so qualify would not be likely to be expected to have a Material Adverse Effect, and (ii) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION VII.1.3. Maintenance of Properties. The Parent and each Borrower
                      -------------------------
will, and will cause each of their respective Subsidiaries to, maintain, preserve, protect and keep its properties necessary and useful in the conduct of its business in good repair, working order and condition (subject to normal wear and tear), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Parent or such Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable, except when the failure to maintain, preserve, protect and keep its properties would not be likely to be expected to have a Material Adverse Effect.

     SECTION VII.1.4. Insurance. The Parent and each Borrower will, and will
                      ---------
cause each of their respective Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon written request of the Agents, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Parent setting forth the nature and extent of all insurance maintained by the Parent, the Borrowers and their respective Subsidiaries in accordance with this Section.

     SECTION VII.1.5. Books and Records. The Parent and each Borrower will, and
                      -----------------
will cause each of their respective Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agents, the Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, during normal business hours to visit all of its offices, to discuss its financial matters with its officers (and, in order to obtain additional information concerning financial matters not satisfactorily disclosed in the course of discussions with the Borrower, the Agents or their respective representatives, on behalf of the Lenders, may discuss such matters with the Parent's or such Borrower's independent public accountant (and the Parent and such Borrower hereby authorize such independent public accountant to discuss the Parent's or such Borrower's financial matters with the Agents or their respective representatives whether or not any representative of the Parent or such Borrower is present, and if no Default or Event of Default has occurred and is continuing, only if a representative of the Parent or such Borrower is present)) and to examine (and, at the expense of the Parent or such Borrower, photocopy extracts from) any of its books or other corporate records. The Parent and each Borrower shall pay any fees of such independent public accountant incurred in connection with any Agent's or any Lender's exercise of its rights pursuant to this Section. The Agents and the Lenders agree that they shall use reasonable efforts to minimize interference with the businesses of the Parent, the Borrower or any of their respective Subsidiaries.

     SECTION VII.1.6. Environmental Covenant. The Parent and each Borrower will,
                      ----------------------
and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all applicable Environmental Laws, including compliance with all necessary permits, approvals, certificates, licenses and other authorizations thereunder, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

          (b) promptly notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which would reasonably be expected to result in costs or liability under any Environmental Law which would result in a Material Adverse Effect; and

          (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this
     Section 7.1.6.
     -------------

     SECTION VII.1.7. Future Subsidiaries. Upon any Person becoming, after the
                      -------------------
Restatement Effective Date, a Subsidiary of the Parent or any Borrower, or upon the Parent, any Borrower or any Subsidiary acquiring additional Capital Stock of any existing Subsidiary, the Parent shall notify the Agents of such acquisition, and

          (a) the Parent or such Borrower, as the case may be, shall promptly cause such Subsidiary to execute and deliver to the Agents, with counterparts for each Lender, a supplement to the Subsidiary Guaranty and a Subsidiary Security Agreement (and, if such Subsidiary owns any real property with a fair market value in excess of $500,000, a Mortgage), together with acknowledgment copies of Uniform Commercial Code financing statements (Form UCC-1) executed and delivered by the Subsidiary naming the Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Agents, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles owned as of the date such entity becomes a Subsidiary); and

          (b) the Parent or such Borrower, as the case may be, shall promptly deliver, or cause to be delivered, to the Administrative Agent under a Pledge Agreement certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by the Parent, such Borrower or any Subsidiary of the Parent or such Borrower, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Agents that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Administrative Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel reasonably satisfactory to the Agents, as the Agents may reasonably require; provided, however, that notwithstanding the foregoing, no Borrower nor
         --------  -------
any Subsidiary of any Borrower will be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the outstanding Capital

Stock of any Non-U.S. Subsidiary of any Borrower if such Borrower has delivered evidence satisfactory to the Agents that to do so would result in material adverse tax consequences to the Parent, any Borrower and their respective Subsidiaries (after giving effect to the utilization of any available tax credits).

     SECTION VII.1.8. Future Leased Property and Future Acquisitions of Real
                      ------------------------------------------------------
Property; Future Acquisition of Other Property. (a) Prior to entering into any
- ----------------------------------------------
new lease of real property or renewing any existing lease of real property following the Restatement Effective Date, the Parent and each Borrower shall, and shall cause each of their respective U.S. Subsidiaries to, use all commercially reasonable efforts to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by any such Person for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Parent, any Borrower or any of their respective U.S. Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $500,000.

          (b) In the event that the Parent, any Borrower or any of their respective U.S. Subsidiaries shall acquire any real property having a value as determined in good faith by the Agents in excess of $500,000 in the aggregate, the Parent, such Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Agents with

               (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Agents, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.2.3, against the
                                              -------------
          properties purported to be covered thereby;

               (ii) mortgagee's title insurance policies in favor of the Administrative Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted under Section 7.2.3 or as approved by the Agents, and such
                          -------------
          policies shall also include a revolving credit endorsement and such other endorsements as the Agents shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

               (iii) such other approvals, opinions, or documents as the Agents may reasonably request; and

          (c)  In accordance with the terms and provisions of this Agreement and the other Loan Documents, provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Agents, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by Section 7.2.3, against all property
                                       -------------
     acquired after the Restatement Effective Date (excluding motor vehicles, leases of motor vehicles and leases of real property).

     SECTION VII.1.9. Use of Proceeds, etc. The Parent and each Borrower shall:
                      ---------------------

          (a)  apply the proceeds of the Loans

               (i) in the case of Term Loans, to refinance the Existing Term Loans outstanding under the Existing Credit Agreement; and

               (ii) in the case of Revolving Loans, for working capital and general corporate purposes of the Borrowers and the other Subsidiaries of the Parent; and

          (b) use Letters of Credit only for purposes of supporting working capital and general corporate purposes of the Borrowers and other Subsidiaries of the Parent.

     SECTION VII.1.10. Undertaking. Within [30] days after the Restatement
                       -----------
Effective Date, the Parent shall cause to be delivered to the Agents instruments or documents, in appropriate form for filing with any relevant governmental authority, including the United States Patent and Trademark Office, sufficient to create and perfect, and effect the required registration of, a security interest in all intellectual property and other collateral owned as of the Restatement Effective Date by the Parent, the Borrowers or their respective Subsidiaries (other than Roberts and its respective Subsidiaries and the Subsidiaries of the Parent organized under the laws of England and Wales) to the extent the granting of a security interest in such collateral is not prohibited by the Organic Documents of the applicable Obligor or laws relating to the granting of a security interest applicable in the jurisdiction of such Obligor's incorporation or organization, together, in each case, with such opinions, substantially to the effect set forth in the opinion of U.K. counsel delivered pursuant to clause (d) of Section 5.1.20, in form and substance and from
            ----------    --------------
counsel reasonably satisfactory to the Agents. In addition, the Parent shall use commercially reasonable efforts (which shall not require any material expenditure of cash or the making of material concessions under the relevant license) to obtain an assignment of a security interest in favor of the Administrative Agent in all material licenses relating to intellectual property owned as of the Restatement Effective Date by the Parent, the Borrowers or their respective Subsidiaries.

     SECTION VII.2. Negative Covenants. The Parent and each of the Borrowers
                    ------------------
agree with each of the Agents and each Lender that, until all Commitments have terminated and all

Obligations have been paid and performed in full, the Parent and each of the Borrowers will perform the obligations set forth in this Section 7.2.
                                                         -----------

     SECTION VII.2.1. Business Activities. Neither the Parent nor any Borrower
                      -------------------
will, nor will the Parent or any Borrower permit any of their respective Subsidiaries to, engage in any business activity, except (a) business activities of the type in which the Parent and the Borrowers and their respective Subsidiaries are engaged on the date hereof (after giving effect to the Transaction) and such activities as may be incidental or related thereto and (b) other pharmaceutical activities.

     SECTION VII.2.2. Indebtedness. Neither the Parent nor any Borrower will,
                      ------------
nor will the Parent or any Borrower permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

          (a) Indebtedness in respect of the Credit Extensions and other Obligations;

          (b)  until the Restatement Effective Date, Indebtedness identified in
     Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;
     -------------

          (c) Indebtedness existing as of the Restatement Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure
                      -------------
     Schedule;

          (d) Hedging Obligations of the Parent, any Borrower or any of their respective Subsidiaries in respect of the Credit Extensions;

          (e) Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding which is incurred by the Parent, any Borrower or any of their respective Subsidiaries (i) to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance its
                                                 -------------
     acquisition of such assets or (ii) in respect of Capitalized Lease Liabilities (but only to the extent otherwise permitted by Section 7.2.7);
                                                                -------------

          (f) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

          (g) unsecured Indebtedness of any Borrower owing to any of its Subsidiaries or any other Borrower, or of any Subsidiary of the Parent owing to the Parent or any other Subsidiary of the Parent or of the Parent owing to any Subsidiary of the Parent, which Indebtedness is evidenced by one or more promissory notes in form and substance satisfactory to the Agents which have been executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement;

          (h) Assumed Indebtedness of the Parent, the Borrowers and their respective Subsidiaries incurred as a result of an Investment permitted by clause (e) of Section 7.2.5; and
     ----------    -------------

          (i) other Indebtedness of the Parent, the Borrowers and their respective Subsidiaries in an aggregate amount at any time outstanding not to exceed $50,000,000;

provided, however, that no Indebtedness otherwise permitted by clauses (g), (h)
- --------  -------                                              -----------    -
or (i) shall be permitted if, after giving effect to the incurrence thereof, any
   ---
Default shall have occurred and be continuing.

     SECTION VII.2.3. Liens. Neither the Parent nor any Borrower will, nor will
                      -----
the Parent or any Borrower permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except for the following ("Permitted Liens"):
            ---------------

          (a) Liens securing payment of the Obligations or any Hedging Obligations in respect of the Loans owed to any Lender or any Affiliate of any Lender, granted pursuant to any Loan Document;

          (b) until the Restatement Effective Date, Liens securing payment of Indebtedness of the type permitted and described in clause (b) of Section
                                                         ----------    -------
     7.2.2;
     -----

          (c) Liens created prior to the Restatement Effective Date securing payment of Indebtedness of the type permitted and described in clause (c)
                                                                    ----------
     of Section 7.2.2;
        -------------

          (d) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (e) of Section 7.2.2 and covering only
                                ----------    -------------
     those assets acquired with the proceeds of such Indebtedness;

          (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of such Person;

          (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of such Person and Liens relating to retention of title clauses in manufacturing, supply and sales contracts entered into in the ordinary course of business;

          (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (h) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

          (i) Liens with respect to easements, rights-of-way, restrictions and other similar encumbrances which, individually or in the aggregate, do not materially interfere with the occupation, use and enjoyment by any Borrower or any of its Subsidiaries of the properties encumbered thereby in the ordinary course of their business; and

          (j) other Liens which, individually or in the aggregate, secure not more than $10,000,000 of any Indebtedness at any time outstanding.

     SECTION VII.2.4. Financial Covenants.
                      -------------------

           (a)  Minimum Net Worth. The Parent and the Borrowers will not permit
                -----------------
     Net Worth as of the end of any Fiscal Quarter to be less than an aggregate amount equal to the sum of (i) $500,000,000, plus (ii) an amount equal to
                                                  ----
     50% of cumulative positive Net Income from the Restatement Effective Date to the end of the Fiscal Quarter most recently ended on or prior to such date of determination, plus (iii) 100% of Net Equity Proceeds of any
                            ----
     issuances by the Parent or any of its Subsidiaries of any Capital Stock and any equity contributions to any of them after the Restatement Effective Date.

           (b)  Leverage Ratio. The Parent and the Borrowers will not permit
                --------------
     the Leverage Ratio as of the end of any Fiscal Quarter to be greater than 2.5:1.0.

           (c)  Interest Coverage Ratio. The Parent and the Borrowers will not
                -----------------------
     permit the Interest Coverage Ratio as of the end of any Fiscal Quarter to be less than 5.0:1.0.

     SECTION VII.2.5. Investments. Neither the Parent nor any Borrower will,
                      -----------
nor will the Parent or any Borrower permit any of their respective Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

           (a) Investments existing on the Restatement Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure
                   -------------
     Schedule;

           (b) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7 and Investments permitted as
                              -------------
     Indebtedness pursuant to Section 7.2.2;
                              -------------

           (c)  Cash Equivalent Investments;

           (d) Investments by the Parent or a Borrower in any of their respective Subsidiaries which have executed a Subsidiary Guaranty, or by any such Subsidiary in any of its Subsidiaries or in the Parent or a Borrower; and

           (e) other Investments (including Assumed Indebtedness) made by the Parent, any Borrower or any of their respective Subsidiaries, which Investments, unless (i) the Leverage Ratio at the end of the last Fiscal Quarter immediately preceding such Investment, giving pro forma effect to
                                                           --- -----
     the consummation of such Investment, is less than 2.0:1.0 or (ii) the then current ratings published by S&P and Moody's for the Indebtedness of the Borrowers evidenced by the Notes issued under this Agreement is BBB- and Baa3 or higher, shall not exceed $75,000,000 in any single transaction or series of related transactions;

provided, however, that (i) any Investment which when made complies with the
- --------  -------
requirements of the definition of the term "Cash Equivalent Investment" may
                                            --------------------------
continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements, and (ii) no Investment otherwise permitted by clauses (d) or (e) shall be permitted to be made if, immediately
             -----------    ---
before or after giving effect thereto, any Default shall have occurred and be continuing or would result therefrom.

     SECTION VII.2.6. Restricted Payments, etc. On and at all times after the
                      -------------------------
Restatement Effective Date:

           (a) neither the Parent nor any Borrower will, nor will the Parent or any Borrower permit any of their respective Subsidiaries to, declare, pay or make any payment, dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of the Parent or any Borrower or in respect of any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Parent or any Borrower (other than dividends or distributions payable in its Capital Stock or warrants to purchase its Capital Stock or splits or reclassifications of its Capital Stock into additional or other shares of its Capital Stock) or apply, or permit any of their respective Subsidiaries to apply, any funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of their respective Subsidiaries to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of the Parent or any Borrower or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Parent or any Borrower; collectively, "Restricted Payments"); provided,
                                            -------------------    --------
     that at any time after the Restatement Effective Date, the Parent or any Borrower may pay cash dividends not otherwise permitted hereunder so long as (i) the amount so paid under this clause (a) does not exceed 10% of Net
                                          ----------
     Income per annum for the most recently ended Fiscal Year, (ii) immediately before and after giving effect to such Restricted Payment the then current ratings published by S&P and Moody's for the Indebtedness of the Borrowers evidenced by the Notes issued under this Agreement is BBB- and Baa3 or higher and (iii) immediately before and after giving effect to such Restricted Payment, no Default shall have occurred and be continuing or would result therefrom;

           (b) neither the Parent nor any Borrower will, nor will the Parent or any Borrower permit any of their respective Subsidiaries to, (i) make any payment or prepayment of principal of, or make any payment of interest on, any Indebtedness which is subordinated in right of payment to the prior payment of the Loans or other Obligations on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such subordinated Indebtedness, or which would violate the terms of this Agreement or the subordination provisions of such subordinated Indebtedness, or (ii) redeem, purchase or defease, any such subordinated Indebtedness; and

           (c) neither the Parent nor any Borrower will, nor will the Parent or any Borrower permit any of their respective Subsidiaries to, make any deposit for any of the foregoing purposes.

     SECTION  VII.2.7. Capital Expenditures, etc. Neither the Parent nor any
                       --------------------------
Borrower will, nor will the Parent or any Borrower permit any of their respective Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year in excess of the sum of (x) $20,000,000 plus (y) 50% of the
                                                    ----
difference between (i) $20,000,000 and (ii) the aggregate amount of Capital Expenditures actually made in the immediately preceding Fiscal Year plus (z) an
                                                                    ----
amount equal to 5% of net revenues attributable to an Investment permitted pursuant to clause (e) of Section 7.2.5.
            ----------    -------------

     SECTION  VII.2.8. Consolidation, Merger, etc. Neither the Parent nor any
                       ---------------------------
Borrower will, nor will the Parent or any Borrower permit any of their respective Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation or entity, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof), except

          (a)(i) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into the Parent or any Borrower (so long as the Parent or such Borrower is the surviving corporation or entity of such combination or merger) or any other Subsidiary, and the assets or stock of any such Subsidiary may be purchased or otherwise acquired by the Parent or any Borrower or any other Subsidiary and (ii) any Borrower may liquidate or dissolve voluntarily into, and may merge with and into any other Borrower (so long as a Borrower is the surviving corporation or entity of such combination or merger), and the assets or stock of any such Borrower may be purchased or otherwise acquired by any other Borrower; provided that,
                                                            --------
     notwithstanding the above, (A) no Borrower may liquidate or dissolve into, or merge with and into the Parent or any Subsidiary which is a Guarantor,
     (B) a Subsidiary may only liquidate or dissolve into, or merge with and into, another Subsidiary of the Parent or any Borrower, and a Borrower may only liquidate or dissolve into, or merge with and into another Borrower, if, after giving effect to such combination or merger, the Parent or such Borrower, as the case may be, continues to own (directly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to a Pledge Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary or Borrower surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Subsidiary or Borrower that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Parent or such Borrower, as the case may be, or pledged to the Administrative Agent and (C) if such Subsidiary is a Guarantor, the surviving corporation or entity must be a Guarantor; and

          (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Parent or any Borrower or any of their respective Subsidiaries may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Subsidiary, or acquire such Person by merger, if permitted (without duplication) pursuant to Section 7.2.7 to be made as a Capital Expenditure, or if permitted
        -------------
     (without duplication) by Section 7.2.5 to be made as an Investment.
                              -------------

     SECTION VII.2.9.  Asset Dispositions, etc. Neither the Parent nor any
                       ------------------------
Borrower will, nor will the Parent or any Borrower permit any of their respective Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Stock of Subsidiaries) to any Person, unless:

          (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business (and does not constitute a sale, transfer, lease, contribution or other conveyance of all or a substantial part of the Parent's, any Borrower's and any of their respective Subsidiaries' assets) or is of obsolete or worn-out property or is permitted by clause (a) or (b)
                                                               ----------    ---
     of Section 7.2.8;
        -------------

          (b) such sale, transfer, lease, contribution or conveyance consists of a transfer or re-transfer of licenses, patents, trademarks, copyrights or know-how to third Persons pursuant to licensing or operating agreement entered into the ordinary course of its business and is permitted by the applicable Security Agreement; or

          (c) (i) such sale, transfer, lease, contribution or conveyance of such assets is for fair market value and the consideration consists of no less than 80% in cash, (ii)(A) the Leverage Ratio at the end of the last Fiscal Quarter immediately preceding such sale, transfer, lease, contribution or conveyance of such assets, giving pro forma effect to the
                                                       --- -----
     consummation of such sale, transfer, lease, contribution or conveyance of such assets, is less than 1.5:1.0 or (B) the then current ratings published by S&P and Moody's for the Indebtedness of the Borrowers evidenced by the Notes issued under this Agreement is BBB- and Baa3 or higher; provided,
                                                                   --------
     however, that in the event the requirements of clauses (ii)(A) or (ii)(B)
     -------                                        ---------------    -------
     of this clause (b) cannot be satisfied, the Net Disposition Proceeds
             ----------
     received from such assets, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed pursuant to this clause (c) since the Restatement Effective Date, shall not
                      ----------
     exceed (individually or in the aggregate) $20,000,000 in any Fiscal Year, and (iii) the Net Disposition Proceeds generated from such sale, transfer, lease, contribution or conveyance are applied as Net Disposition Proceeds to prepay the Loans pursuant to the terms of clause (b) of Section 3.1.1.
                                                  ----------    -------------

     SECTION VII.2.10.  Transactions with Affiliates. Neither the Parent nor any
                        ----------------------------
Borrower will, nor will the Parent or any Borrower permit any of their respective Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to such Borrower or such Subsidiary, as the case may be, and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person which is not one of its Affiliates, except for arrangements or contracts existing on the Restatement Effective Date and any amendment or modification thereto so long as such amendment or modification is on terms no less favorable to the Lenders than the terms of the existing arrangements or contracts.

     SECTION VII.2.11. Negative Pledges, Restrictive Agreements, etc. Neither
                       ----------------------------------------------
the Parent nor any Borrower will, nor will the Parent or any Borrower permit any of their respective Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clauses (b) and (c) of Section 7.2.2 as in effect on the
             -----------     ---    -------------
Restatement Effective Date or by clause (e) of Section 7.2.2 as to the assets
                                 ----------    -------------
financed with the proceeds of such Indebtedness) prohibiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Parent, any Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document, or (ii) the ability of any Subsidiary of the Parent or any Borrower to make any payments, directly or indirectly, to the Parent or any Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Parent or any Borrower.

     SECTION VII.2.12.  Sale and Leaseback.  Neither the Parent nor any Borrower
                        ------------------
will, nor will the Parent or any Borrower permit any of their respective Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Parent, any Borrower or any of their respective Subsidiaries of real or personal property having a fair market value of more than $20,000,000 in the aggregate at any time outstanding which has been or is to be sold or transferred by the Parent, any Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent, any Borrower or any of their respective Subsidiaries.

     SECTION VII.2.13.  Limitation on Certain Liens on Intellectual Property
                        ----------------------------------------------------
Licenses. Neither the Parent nor any Borrower will, nor will the Parent or any
- --------
Borrower permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist by means of assignment or otherwise any Lien in respect of Indebtedness to encumber any Intellectual Property Collateral (as defined in each Security Agreement) owned by the Parent, any Borrower or any of their respective Subsidiaries which is either subject to the terms of a Security Agreement or not subject to the terms of a Security Agreement.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION VIII.1. Listing of Events of Default.  Each of the following events
                     ----------------------------
or occurrences described in this Section 8.1 shall constitute an "Event of
                                 -----------                      --------
Default".
- -------

     SECTION VIII.1.1. Non-Payment of Obligations. (a) Any Borrower shall
                       --------------------------
default in the payment or prepayment of any principal of any Loan or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4, as the case may be, or (b) any Borrower or any other Obligor
   -------------
shall default (and such default shall continue unremedied for a period of three days) in the payment when due of any interest or fee with respect to the Loans or Commitments or of any other monetary Obligation.

     SECTION VIII.1.2. Breach of Warranty. Any representation or warranty of any
                       ------------------
Borrower or any other Obligor made hereunder or deemed to be made in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of any Borrower or any other Obligor to the Agents, the Issuer, the Lead Arranger or any Lender for the
purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be
                                                  ---------
incorrect when made in any material respect.

     SECTION VIII.1.3. Non-Performance of Certain Covenants and Obligations. Any
                       ----------------------------------------------------
Borrower shall default in the due performance and observance of any of its obligations under (i) Section 7.1.1 (other than clauses (a), (b) or (c)
                      -------------             -----------  ---    ---
thereof), Section 7.1.9 or Section 7.2 or (ii) clauses (a), (b) or (c) of
          -------------    -----------         -----------  ---    ---
Section 7.1.1 and such default shall continue unremedied for a period of five
- -------------
days.

     SECTION VIII.1.4. Non-Performance of Other Covenants and Obligations.  Any
                       --------------------------------------------------
Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to such Borrower by the Administrative Agent or any Lender.

     SECTION VIII.1.5. Default on Other Indebtedness. A default shall occur in
                       -----------------------------
the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Parent or any of its Subsidiaries (including
             -------------
any Borrower) or any other Obligor having a principal amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION VIII.1.6. Judgments. Any judgment or order for the payment of money
                       ---------
in excess of $5,000,000 shall be rendered against the Parent or any of its Subsidiaries (including any Borrower) or any other Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (i) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION VIII.1.7. Pension Plans. Any of the following events shall occur
                       -------------
with respect to any Pension Plan (i) the institution of any steps by the Parent, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Parent or any such member could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

     SECTION VIII.1.8. Change in Control.  Any Change in Control shall occur.
                       -----------------

     SECTION VIII.1.9. Bankruptcy, Insolvency, etc. The Parent, any Borrower or
                       ----------------------------
any other Obligor shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Parent, any Borrower or any such Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Parent, any Borrower or any such Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Parent, each Borrower and each such Obligor hereby expressly authorize the Agents, the Issuer and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Parent, any Borrower or any such Obligor, and, if any such case or proceeding is not commenced by the Parent, any Borrower or such Obligor, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Parent, each Borrower and each such Obligor hereby expressly authorize the Agents, the Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION VIII.1.10. Impairment of Security, etc. (i) Any Loan Document, or
                        ----------------------------
any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; (ii) the Parent, any Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or (iii) any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

     SECTION VIII.2. Action if Bankruptcy.  If any Event of Default described in
                     --------------------
clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not
- -----------         ---    -------------
theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Borrowers shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

     SECTION VIII.3. Action if Other Event of Default.  If any Event of Default
                     --------------------------------
(other than any Event of Default described in clauses (a) through (d) of Section
                                              -----------         ---    -------
8.1.9) shall occur for any reason, whether voluntary or involuntary, and be
- -----
continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Parent declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable, require the Borrowers to provide cash collateral to be deposited with the Administrative Agent in an amount equal to the undrawn amount of all Letters of Credit outstanding and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrowers shall deposit with the Administrative Agent cash collateral in an amount equal to all Letters of Credit Outstandings.


                                  ARTICLE IX

                                  THE AGENTS

     SECTION IX.1. Actions.  Each Lender hereby appoints DLJ as its Syndication
                   -------
Agent and as its Administrative Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any of the Agents in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrowers; provided, however, that
                                                       --------  -------
no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. The Agents shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless each Agent is indemnified hereunder to its satisfaction. If any indemnity in favor of any of the Agents shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION IX.2. Funding Reliance, etc.  Unless the Administrative Agent shall
                   ----------------------
have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing or disbursement with respect to a Letter of Credit pursuant to Section 2.6.2 that such Lender will
                                          -------------
not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrowers agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrowers to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION IX.3. Exculpation.  Neither the Agents nor any of their respective
                   -----------
directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Borrower or any Obligor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent or the Issuer shall not obligate it to make any further inquiry or to take any action. The Agents and the Issuer shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent or the Issuer believes to be genuine and to have been presented by a proper Person.

     SECTION IX.4. Successor.  The Syndication Agent may resign as such upon one
                   ---------
Business Days' notice to the Parent and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Parent and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Parent (which consent shall not be unreasonably withheld or delayed), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of

          (a)  this Article IX shall inure to its benefit as to any actions
                    ----------
     taken or omitted to be taken by it while it was an Agent under this Agreement; and

          (b)  Section 10.3 and Section 10.4 shall continue to inure to its
               ------------     ------------
     benefit.

     SECTION IX.5. Credit Extensions by each Agent.  Each Agent and the Issuer
                   -------------------------------
shall have the same rights and powers with respect to (x) (i) in the case of the Agents, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of the Issuer, the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent or the Issuer. Each Agent, the Issuer and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if such Agent or Issuer were not an Agent or Issuer hereunder.

     SECTION IX.6. Credit Decisions.  Each Lender acknowledges that it has,
                   ----------------
independently of the Agents, the Lead Arranger, the Issuer and each other Lender, and based on such Lender's review of the financial information of the Parent, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents, the Lead Arranger, the Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION IX.7. Copies, etc.  The Administrative Agent shall give prompt
                   ------------
notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by any Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by such Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from any Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.


                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

     SECTION X.1. Waivers, Amendments, etc.  The provisions of this Agreement
                  -------------------------
and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such
                                           --------  -------
amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

          (b)  modify this Section 10.1, or clause (a) of Section 10.10, change
                           ------------     ----------    -------------
     the definition of "Required Lenders", increase any Commitment Amount or
                        ----------------
     Percentage of any Lender, reduce any fees described in Article III payable
                                                            -----------
     to any Lender, release any Guarantor from its obligations under its Guaranty or release all or substantially all of the collateral security (except as otherwise specifically provided in Section 10.16, the Guaranty,
                                                   -------------
     a Security Agreement or Pledge Agreement) or extend any Commitment Termination Date shall be made without the consent of each Lender;

          (c) extend the due date for, or reduce the amount of, any scheduled repayment of principal of or interest on or fees payable in respect of any Loan, or reduce the principal amount of or rate of interest on any Loan or any Reimbursement Obligation, shall be made without the consent of the holder of that Note evidencing such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation;

          (d) affect adversely the interests, rights or obligations of any Agent, Issuer or Lead Arranger (in its capacity as Agent, Issuer or Lead Arranger), unless consented to by such Agent, Issuer or Lead Arranger, as the case may be;

          (e)  amend, modify or waive clause (d) of Section 3.1.1 or have the
                                      ----------    -------------
     effect (either immediately or at some later time) of enabling any Borrower to satisfy a condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit without the consent of Lenders holding at least 51% of the Revolving Loan Commitments; or

          (f)  amend, modify or waive the provisions of clause (a)(i) of Section
                                                        -------------    -------
     3.1.1 or clause (b) of Section 3.1.2 without the consent of the holders of
     -----    ----------    -------------
     at least 51% of the aggregate outstanding amount of the Loans outstanding.

No failure or delay on the part of any Agent, the Issuer, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION X.2. Notices.  All notices and other communications provided to
                  -------
any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth opposite its name on the signature pages hereto or on Schedule II hereto under the applicable column heading or as
                   -----------
set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     SECTION X.3. Payment of Costs and Expenses.  The Borrowers hereby agree to
                  -----------------------------
pay on demand all expenses of each of the Agents (including the reasonable fees and out-of-pocket expenses of counsel (including local counsel, if necessary) to the Agents) in connection with

          (a) the syndication by the Syndication Agent of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

          (b) the filing, recording, refiling or rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgage, the Pledge Agreement or the Security Agreement; and

          (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrowers further agree to pay, and to save the Agents, the Issuer or the Letters of Credit and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder, the issuance of the Notes or Letters of Credit or any other Loan Documents. The Borrowers agree to reimburse each Agent, the Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent, the Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION X.4. Indemnification.  In consideration of the execution and
                  ---------------
delivery of this Agreement by each Lender and the extension of the Commitments, the Parent and each Borrower indemnifies, exonerates and holds each Agent, the Issuer, the Lead Arranger and each Lender and each of their respective partners, trustees, officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions,
 -------------------
causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them
 -----------------------
as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make any Credit
                                         ---------
     Extension);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Parent, any Borrower or any of their respective Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, such Issuer, such Lead Arranger or such Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Parent, any Borrower or any of their respective Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Parent, any Borrower or any of their respective Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Parent, such Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, any Issuer, any Lead Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or wilful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, such Obligor's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of such Obligor, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION X.5. Survival.  The obligations of the Borrowers under Sections
                  --------                                          --------
4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
- ---  ---  ---  ---  ----     ----
Section 4.6, Section 4.8, Section 9.1 and Section 10.12, shall in each case
- -----------  -----------  -----------     -------------
survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document. All Liens in respect of the Collateral securing the payment of all Obligations shall be promptly released (of record and otherwise) following the payment in full of all Obligations (other than such obligations which survive such payment as set forth in this
Section 10.5).
- ------------

     SECTION X.6. Severability.  Any provision of this Agreement or any other
                  ------------
Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION X.7. Headings.  The various headings of this Agreement and of each
                  --------
other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION X.8. Execution in Counterparts, Effectiveness, etc.  This
                  ----------------------------------------------
Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Parent, each Borrower and each Lender (or notice thereof satisfactory to the Agents) shall have been received by the Agents and notice thereof shall have been given by the Administrative Agent to the Parent, each Borrower and each Lender.

     SECTION X.9. Governing Law; Entire Agreement.  THIS AGREEMENT, THE NOTES
                  -------------------------------
AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION X.10. Successors and Assigns.  This Agreement shall be binding upon
                   ----------------------
and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:
                        --------  -------

          (a) except as provided in clause (a)(ii) of Section 7.2.8, no Borrower
                                    --------------    -------------
     may assign or transfer its rights or obligations hereunder without the prior written consent of the Agents and all Lenders; and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.
                -------------

     SECTION X.11. Sale and Transfer of Loans and Notes; Participation in Loans
                   ------------------------------------------------------------
and Notes.  Each Lender may assign, or sell participation in, its Loans and
- ---------
Commitments to one or more other Persons in accordance with this Section 10.11.
                                                                 -------------

     SECTION X.11.1. Assignments.  Any Lender may (i) at any time assign and
                     -----------
delegate to one or more commercial banks or other financial institutions or funds which are regularly engaged in making, purchasing or investing in loans or securities, and (ii) assign and delegate to any of its Affiliates or Related Funds or to any other Lender (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any
                                                 ---------------
fraction of such Lender's total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, of a constant, and not a varying, percentage) in a minimum aggregate amount of $2,500,000 or the then remaining amount of a Lender's Loans and Commitments; provided, however, that
                                                      --------  -------
(x) any such assignment or delegation of the type described in clause (i) above
                                                               ----------
shall require the prior written consent (which consent shall not be unreasonably withheld) of the Borrowers and the Agents, and any such assignment or delegation of the type described in clause (ii) above shall require the prior written
                         -----------
consent (which consent shall not be unreasonably withheld) of the Borrowers and the Agents (other than any assignment or delegation by the Syndication Agent); provided, further, however, that the consent of the Borrowers shall not be
- --------  -------  -------
required if a Default or an Event of Default has occurred and is continuing on the date of such assignment and delegation, (y) any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of
Section 4.6 and (z) the Borrowers, each other Obligor and the Agents shall be
- -----------
entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrowers and the Lead Arranger by such Lender and such Assignee Lender,

          (b) such Assignee Lender shall have executed and delivered to the Borrowers and the Agents a Lender Assignment Agreement, accepted by the Lead Arrangers, and

          (c)  the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrowers shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and, if the assignor Lender has retained Loans hereunder, replacement Notes in the principal amount of the Loans retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrowers. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $500. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and
                                            ---------------
void.  Nothing contained in this Section 10.11.1 shall prevent or prohibit any
                                 ---------------
Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit of Letter of Credit Outstandings) under this Agreement and/or its Loans and/or its Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

     SECTION X.11.2. Participations.  Any Lender may at any time sell to one or
                     --------------
more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of
                               -----------
the Loans, Commitments, participations in Letters of Credit and Letters of Credit Outstandings or other interests of such Lender hereunder; provided,
                                                                 --------
however, that
- -------

          (a)  no participation or sub-participation contemplated in this
     Section 10.11.2 shall relieve such Lender from its obligations hereunder or
     ---------------
     under any other Loan Document,

          (b) such Lender shall remain solely responsible for the performance of obligations,

          (c) the Borrowers and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

          (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or in the amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the Stated Maturity Date, of any Loan in which such Participant has purchased a participating interest or (iii) release all or substantially all of the collateral security under the Loan Documents or any Guarantor from its obligations under its Guaranty, in each case except as otherwise specifically provided in a Loan Document, and

          (e) the Borrowers shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount
     ------------  ---  ---  ---  ----     ----
     which it would have been required to pay had no participating interest been sold.

Each Borrower acknowledges and agrees, subject to clause (e) above, that each
                                                  ----------
Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3, 10.4
                             ------------  ---  ---  ---  ---  ---  ----  ----
and 10.12, shall be considered a Lender.
    -----

     SECTION X.12. Confidentiality.  The Agents, the Issuer, the Lead Arranger
                   ---------------
and the Lenders shall hold all non-public information (which has been identified as such by the Parent) obtained pursuant to the requirements of this Agreement or obtained by them based on a review of the books and records of the Parent, any Borrower or any of their respective Subsidiaries in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement, or any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.12) or as reasonably required by any bona fide
                   -------------                                   ---- ----
transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that
- --------  -------

          (a) unless specifically prohibited by applicable law or court order, each Agent, the Issuer, the Lead Arranger and each Lender shall promptly notify the Parent of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Agent, the Issuer, the Lead Arranger and such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

          (b)  prior to any such disclosure pursuant to this Section 10.12, each
                                                             -------------
     Agent, the Issuer, the Lead Arranger and each Lender shall notify the Parent thereof and shall require any such bona fide transferee, participant and assignee or other Person (other than any governmental agency or representative thereof) receiving a disclosure of non-public information to agree in writing

               (i)  to be bound by this Section 10.12; and
                                        -------------

               (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and
                        -------------

          (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return (without keeping copies thereof) any materials furnished by the Parent, any Borrower or any Subsidiary.

     Each Agent, the Issuer, the Lead Arranger and each Lender agrees that it will use any non-public information that the Parent, any Borrower or any of their respective Subsidiaries may have furnished or may hereafter furnish to such Agent, the Issuer, the Lead Arranger or such Lender in connection with this Agreement only for purposes related to the transactions contemplated by this Agreement and by the other Loan Documents.

     SECTION X.13. Other Transactions.  Nothing contained herein shall preclude
                   ------------------
the Agents, the Lead Arranger, the Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Parent or any of its Affiliates in which the Parent or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION X.14. Forum Selection and Consent to Jurisdiction.  ANY LITIGATION
                   -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LEAD ARRANGER, THE ISSUER, THE LENDERS, THE PARENT, OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, AND SHALL BE BROUGHT TO THE EXTENT REQUIRED BY APPLICABLE LAW, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE PARENT AND EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE PARENT AND EACH BORROWER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AND EXPRESSLY AND IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS ITS DOMICILE AND ADDRESS FOR SERVICE OF PROCESS FOR PURPOSES OF ANY ACTION AS TO WHICH IT HAS SUBMITTED

TO JURISDICTION AS SET FORTH IN THIS SECTION 10.14, AND AGREES THAT SERVICE UPON
                                     -------------
SUCH AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT SERVICE OF PROCESS UPON THE PARENT OR BORROWER OR ITS SUCCESSORS AND ASSIGNS, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON IT. THE PARENT AND EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PARENT OR ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PARENT OR SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION X.15. Waiver of Jury Trial.  THE AGENTS, THE LEAD ARRANGER, THE
                   --------------------
ISSUER, THE LENDERS, THE PARENT AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LEAD ARRANGER, THE ISSUER, THE LENDERS, THE PARENT OR THE BORROWERS. THE PARENT AND EACH BORROWER ACKNOWLEDGE AND AGREE THAT THEY HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH THE PARENT OR ANY BORROWER IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE LEAD ARRANGER, THE ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION X.16. Release of Liens.  Notwithstanding the provisions of clause
                   ----------------                                     ------
(b) of Section 10.1, the Administrative Agent may consent to the release of the
- ---    ------------
Liens granted by any Security Agreement on any property or other assets having a value not exceeding $250,000 in the aggregate which have been sold, transferred or otherwise disposed of in a transaction permitted by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          SHIRE PHARMACEUTICALS GROUP plc


                                          By:
                                             -----------------------------------
                                            Title:

                                          Address:
                                                  ------------------------------

                                          --------------------------------------

                                          Facsimile No.:
                                                        ------------------------

                                          Attention:
                                                    ----------------------------

                                          SHIRE PARTNERS



                                          By:
                                             -----------------------------------
                                                its General Partner


                                          By:
                                             -----------------------------------
                                            Title:

                                          Address:
                                                  ------------------------------

                                          --------------------------------------

                                          Facsimile No.:
                                                        ------------------------

                                          Attention:
                                                    ----------------------------

                                          SHIRE LABORATORIES INC.


                                          By:
                                             -----------------------------------
                                            Title:

                                          Address:
                                                  ------------------------------

                                          --------------------------------------

                                          Facsimile No.:
                                                        ------------------------

                                          Attention:
                                                    ----------------------------



                                          SHIRE RICHWOOD INC.

                                          By:
                                             -----------------------------------
                                            Title:

                                          Address:
                                                  ------------------------------

                                          --------------------------------------

                                          Facsimile No.:
                                                        ------------------------

                                          Attention:
                                                    ----------------------------

                                          SHIRE SUPPLIES U.S. LLC


                                          By:
                                             -----------------------------------
                                            Title:

                                          Address:
                                                  ------------------------------

                                          --------------------------------------

                                          Facsimile No.:
                                                        ------------------------

                                          Attention:
                                                    ----------------------------



                                          ROBERTS PHARMACEUTICAL CORPORATION


                                          By:
                                             -----------------------------------
                                            Title:

                                          Address:        Meridian Center II
                                                          4 Industrial Way West
                                                          Eatontown, NJ 07724

                                          Facsimile No.:  (732) 389-1014

                                          Attention: Peter Rogalin

                                          DLJ CAPITAL FUNDING, INC.,
                                            as Administrative Agent, Syndication
                                            Agent and Lead Arranger


                                          By:
                                             -----------------------------------
                                            Title:

                                          Address:        277 Park Avenue
                                                          9th Floor
                                                          New York, NY 10172

                                          Facsimile No.:  (212) 892-5286

                                          Attention:      Stephen P. Hickey

                                          LENDERS:


                                          DLJ CAPITAL FUNDING, INC.


                                          By:
                                             -----------------------------------
                                            Title:

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE

                           [To Be Prepared by Parent]